Exhibit T3C

FORM OF

AMENDED AND RESTATED INDENTURE

Dated as of [•], 2012,

among

UNITED CONTINENTAL HOLDINGS, INC.,

as Issuer,

UNITED AIR LINES, INC.,

as Guarantor,

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

Amended and Restated
PBGC Indenture

Table Showing Reflection in Indenture of Certain Provisions
of Trust Indenture Act of 1939,
as amended by the Trust Indenture Reform Act of 1990*
_________________________

Reflected in Indenture
_________________________

Trust Indenture Act Section	Indenture Section
310 (a) (1)	7.10
(a) (2)	7.10
(a) (3)	N.A.
(a) (4)	N.A.
(a) (5)	7.10
(b)	7.10
(c)	N.A.
311 (a)	7.11
(b)	7.11
(c)	N.A.
312 (a)	2.06
(b)	11.03
(c)	11.03
313 (a)	7.06
(b) (1)	N.A.
(b) (2)	7.06
(c)	7.06; 11.02
(d)	7.06
314 (a)	4.02 (a); 4.03; 11.02
(b)	N.A.
(c) (1)	11.04
(c) (2)	11.04
(c) (3)	N.A.
(d)	N.A.
(e)	11.05
(f)	N.A.
315 (a)	7.01
(b)	7.05; 11.02
(c)	7.01
(d)	7.01
(e)	6.11
316 (a) (1)(A)	6.05
(a) (1)(B)	6.04
(a) (2)	N.A.
(b)	6.07
(c)	9.04
317 (a)(1)	6.08

Amended and Restated
PBGC Indenture

(a) (2)	6.09
(b)	2.05
318 (a)	11.01
(b)	N.A.
(c)	11.01

N.A. means not applicable.

*           This Cross Reference Table is not part of the Indenture.

Amended and Restated
PBGC Indenture

TABLE OF CONTENTS

i

 Amended and Restated
PBGC Indenture

Amended and Restated
PBGC Indenture

ANNEX A - Terms of Series A Securities
ANNEX B - Terms of Series B Securities
ANNEX C - Terms of Series C Securities
EXHIBIT A - Form of Series A Securities
EXHIBIT B - Form of Series B Securities
EXHIBIT C - Form of Series C Securities
EXHIBIT D - Form of Guarantee

Amended and Restated
PBGC Indenture

AMENDED AND RESTATED INDENTURE dated as of [•], 2012, among UNITED CONTINENTAL HOLDINGS, INC. (formerly known as UAL Corporation), a Delaware corporation (the “Issuer”), UNITED AIR LINES, INC., a Delaware corporation (the “Guarantor”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association (formerly known as The Bank of New York Trust Company, N.A.), as trustee (the “Trustee”).

The Issuer, the Guarantor and the Trustee are parties to the Indenture, dated as of February 1, 2006 (the “Original Indenture”) under which the Issuer issued and the Guarantor guaranteed $652,383,000 aggregate principal amount of 6% Senior Notes due 2031, which amount includes $152,383,000 in aggregate principal amount of such 6% Notes that were issued to pay interest on such 6% Notes pursuant to Section 9.1 of the Original Indenture (all of such 6% Notes are hereinafter called the “6% Notes”), and $125,000,000 aggregate principal amount of 8% Contingent Senior Notes (the “8% Notes” and, together with the 6% Notes, the “Existing Notes”), which principal amount of Existing Notes is currently outstanding.  The Issuer, the Guarantor and the Trustee, with the consent of the registered owner of all of the outstanding Existing Notes given at the direction of the Pension Benefit Guaranty Corporation (the “PBGC”), the beneficial owner of all of the outstanding Existing Notes, wish to amend and restate the Original Indenture to read in its entirety as follows (and to amend and restate the Existing Notes as provided below):

ARTICLE I

Definitions And Incorporation By Reference

SECTION 1.01. Definitions.

“6% Notes” has the meaning provided in the second paragraph of this Indenture.

“6.750% Maturity Date” means September 15, 2015, the stated maturity of Continental’s 6.750% Senior Secured Notes due 2015.

“8% Notes” has the meaning provided in the second paragraph of this Indenture.

 “Acquired Debt” means, with respect to any specified Person:

(1)           Indebtedness, Disqualified Stock or preferred stock of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into such specified Person, or became a Subsidiary of such specified Person, to the extent such Indebtedness is incurred or such Disqualified Stock or preferred stock is issued in connection with, or in contemplation of, such other Person merging, consolidating or amalgamating with or into, or becoming a Subsidiary of, such specified Person; and

(2)           Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

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PBGC Indenture

“Affiliate” shall mean, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.  For purposes of this definition, a Person (a “Controlled Person”) shall be deemed to be “controlled by” another Person (a “Controlling Person”) if the Controlling Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of the Controlled Person whether by contract or otherwise; provided that the PBGC shall not be an Affiliate of either the Issuer or the Guarantor.

 “Agent” means any Registrar, Paying Agent or Securities Custodian.

“Airline/Parent Merger” means the merger or consolidation, if any, of one or both of Continental or the Guarantor and the Issuer.

“Airlines Merger” means the merger or consolidation of Continental and the Guarantor.

“Asset Sale” means a Disposition of assets by a Person or the issuance or sale of Equity Interests (other than directors’ qualifying shares and shares issued to foreign nationals or other third parties to the extent required by applicable law) of any of such Person’s Restricted Subsidiaries, including any sale for cash.

“Banking Product Obligations” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person in respect of any treasury, depository and cash management services, netting services and automated clearing house transfers of funds services, including obligations for the payment of fees, interest, charges, expenses, attorneys’ fees and disbursements in connection therewith.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.  The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means the board of directors of the Issuer or any committee thereof duly authorized to act on behalf of the board of directors of the Issuer.

“Business Day” means each day which is not a Legal Holiday.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized and reflected as a liability on a balance sheet prepared in accordance with GAAP, and the Scheduled Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

Amended and Restated
PBGC Indenture

(1)           in the case of a corporation, corporate stock;

(2)           in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)           in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)           any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person,

but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)           direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;

(2)           direct obligations of state and local government entities, in each case maturing within one year from the date of acquisition thereof, which have a rating of at least A- (or the equivalent thereof) from S&P or A3 (or the equivalent thereof) from Moody’s;

(3)           obligations of domestic or foreign companies and their subsidiaries (including, without limitation, agencies, sponsored enterprises or instrumentalities chartered by an Act of Congress, which are not backed by the full faith and credit of the United States), including, without limitation, bills, notes, bonds, debentures, and mortgage-backed securities, in each case maturing within one year from the date of acquisition thereof;

(4)           Investments in commercial paper maturing within 365 days from the date of acquisition thereof and having, at such date of acquisition, a rating of at least A-2 (or the equivalent thereof) from S&P or P-2 (or the equivalent thereof) from Moody’s;

(5)           Investments in certificates of deposit (including Investments made through an intermediary, such as the certificated deposit account registry service), banker’s acceptances, time deposits, eurodollar time deposits and overnight bank deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any other commercial bank of recognized standing organized under the laws of

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PBGC Indenture

the United States or any State thereof that has a combined capital and surplus and undivided profits of not less than $250.0 million;

(6)           fully collateralized repurchase agreements with a term of not more than six months for underlying securities that would otherwise be eligible for investment;

(7)           Investments in money in an investment company registered under the Investment Company Act of 1940, as amended, or in pooled accounts or funds offered through mutual funds, investment advisors, banks and brokerage houses which invest its assets in obligations of the type described in clauses (1) through (6) above.  This could include, but not be limited to, money market funds or short-term and intermediate bonds funds;

(8)           money market funds that (A) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (B) are rated AAA (or the equivalent thereof) by S&P and Aaa (or the equivalent thereof) by Moody’s and (C) have portfolio assets of at least $5.0 billion;

(9)           deposits available for withdrawal on demand with commercial banks organized in the United States having capital and surplus in excess of $100.0 million;

(10)           securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A2 by Moody’s; and

(11)           any other securities or pools of securities that are classified under GAAP as cash equivalents or short-term investments on a balance sheet.

“Change of Control” means the occurrence of any of the following:

(1)           the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act));

(2)           the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “person” (as defined above)) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Issuer  (measured by voting power rather than number of shares), other than (A) any such transaction where the Voting Stock of the Issuer (measured by voting power rather than number of shares) outstanding immediately prior to such transaction constitutes or is converted into or exchanged for a majority of the outstanding shares of the Voting Stock of such Beneficial Owner (measured by voting

Amended and Restated
PBGC Indenture

power rather than number of shares) or (B) any merger or consolidation of the Issuer with or into any Person (including any “person” (as defined above)) which owns or operates (directly or indirectly through a contractual arrangement) a Permitted Business (a “Permitted Person”) or a Subsidiary of a Permitted Person, in each case, if immediately after such transaction no Person (including any “person” (as defined above)) is the Beneficial Owner, directly or indirectly, of more than 50% of the total Voting Stock of such Permitted Person (measured by voting power rather than number of shares); or

(3)           during any period of up to 24 consecutive months, a majority of the Board of Directors (excluding vacant seats) of the Issuer shall cease to consist of Continuing Directors.

“Closing Date” means the date of this Indenture.

“Co-Branded Agreement” means that certain Consolidated Amended and Restated Co-Branded Card Marketing Services Agreement, dated as of June 9, 2011 among the Issuer, the Guarantor, Mileage Plus Holdings, LLC, Continental and Chase Bank USA, N.A., as may be further amended, amended and restated, modified, supplemented, replaced or extended from time to time.

“Code” means the Internal Revenue Code of 1986, as amended.

“Consolidated EBITDAR” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)           an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with any Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2)           provision for taxes based on income or profits of such Person and its Restricted Subsidiaries, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3)           the Fixed Charges of such Person and its Restricted Subsidiaries, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(4)           any foreign currency translation losses (including losses related to currency remeasurements of Indebtedness) of such Person and its Restricted Subsidiaries for such period, to the extent that such losses were deducted in computing such Consolidated Net Income; plus

(5)           depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior

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PBGC Indenture

period) of such Person and its Restricted Subsidiaries to the extent that such depreciation, amortization and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; plus

(6)           extraordinary, nonrecurring or unusual losses (including charges with respect to the grounding or retirement of aircraft) for such period to the extent that such losses were deducted in computing such Consolidated Net Income; plus

(7)           the amortization of debt discount to the extent that such amortization was deducted in computing such Consolidated Net Income; plus

(8)           deductions for grants to any employee of the Issuer or its Restricted Subsidiaries of any Equity Interests during such period to the extent deducted in computing such Consolidated Net Income; plus

(9)           any net loss arising from the sale, exchange or other disposition of capital assets by the Issuer or its Restricted Subsidiaries (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities) to the extent such loss was deducted in computing such Consolidated Net Income; plus

(10)           any losses arising under fuel hedging arrangements entered into prior to the Closing Date and any losses actually realized under fuel hedging arrangements entered into after the Closing Date, in each case to the extent deducted in computing such Consolidated Net Income; plus

(11)           cash restructuring charges in an aggregate amount not to exceed $15.0 million in any fiscal year to the extent such charges were deducted in computing such Consolidated Net Income; plus

(12)           all cost-savings, integration costs, transactional costs, expenses and charges incurred in connection with the consummation of any transaction related to any permitted acquisition, merger, disposition, issuance of Indebtedness, issuance of Equity Interests, or any Investment (including but not limited to any one or more of the Continental/UAL Merger, the Airlines Merger and the Airline/Parent Merger), in each case, to the extent (a) permitted under this Indenture and (b) deducted in computing such Consolidated Net Income; plus

(13)           proceeds from business interruption insurance for such period, to the extent not already included in computing such Consolidated Net Income; plus

(14)           any expenses and charges that are covered by indemnification or reimbursement provisions in connection with any permitted acquisition, merger, disposition, incurrence of Indebtedness, issuance of Equity Interests or any investment to the extent (a) actually indemnified or reimbursed and (b) deducted in computing such Consolidated Net Income; plus

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PBGC Indenture

(15)           proceeds from sales of miles to third party business partners during such period to the extent not already included in computing such Consolidated Net Income; plus

(16)           costs and expenses, including fees, incurred directly in connection with the consummation of the amendment and restatement of the Original Indenture to the extent deducted in computing such Consolidated Net Income; minus

(17)           non-cash items, other than the accrual of revenue in the ordinary course of business, to the extent such amount increased such Consolidated Net Income; minus

(18)           the sum of (A) income tax credits, (B) interest income and (C) extraordinary, non-recurring or unusual gains included in computing such Consolidated Net Income; minus

(19)           any amount included in the calculation of Consolidated EBITDAR in a prior period under clause (15) of this definition to the extent that such amount is recognized as revenue in computing Consolidated Net Income for such current period, in each case, determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (or loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis (excluding the net income (loss) of any Unrestricted Subsidiary of such Person), determined in accordance with GAAP and without any reduction in respect of preferred stock dividends; provided that:

(1)           all net after tax extraordinary, non-recurring or unusual gains or losses and all gains or losses realized in connection with any Asset Sale with respect to such Person or the disposition of securities by such Person or the early extinguishment of Indebtedness of such Person, together with any related provision for taxes on any such gain, will be excluded;

(2)           the net income (but not loss) of any Person that is not the specified Person or a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included for such period only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or Restricted Subsidiary of the specified Person;

(3)           the net income (but not loss) of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

Amended and Restated
PBGC Indenture

(4)           the cumulative effect of a change in accounting principles on such Person will be excluded;

(5)           the effect of non-cash gains and losses of such Person resulting from Hedging Obligations, including attributable to movement in the mark-to-market valuation of Hedging Obligations pursuant to Financial Accounting Standards Board Statement No. 133 will be excluded;

(6)           any non-cash compensation expense recorded from grants by such Person of stock appreciation or similar rights, stock options or other rights to officers, directors or employees, will be excluded;

(7)           the effect on such Person of any non-cash items resulting from any amortization, write-up, write-down or write-off of assets (including intangible assets, goodwill and deferred financing costs) in connection with any acquisition, disposition, merger, consolidation or similar transaction or any other non-cash impairment charges incurred subsequent to the Closing Date resulting from the application of SFAS Nos. 141, 142 or 144 (excluding any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period except to the extent such item is subsequently reversed), will be excluded; and

(8)           any provision for income tax reflected on such Person’s financial statements for such period will be excluded to the extent such provision exceeds the actual amount of taxes paid in cash during such period by such Person and its consolidated Subsidiaries.

“Continental” means Continental Airlines, Inc., a Delaware corporation.

“Continental/UAL Merger” means the merger in which Continental became a Subsidiary of the Issuer.

“Continuing Directors” means, as of any date or for any period of determination, any member of the Board of Directors of the Issuer who:

(1)           was a member of such Board of Directors on the first day of such period; or

(2)           was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Corporate Trust Office” means the office of the Trustee at which, at any particular time, its corporate trust business with respect to this Indenture shall be principally administered, which office on the date of execution of this Indenture is located at the address of the Trustee set forth in Section 11.02.

“Credit Facilities” means, one or more debt facilities, commercial paper facilities, reimbursement agreements or other agreements providing for the extension of credit, whether

Amended and Restated
PBGC Indenture

secured or unsecured, in each case, with banks, insurance companies, financial institutions or other lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit, surety bonds or insurance products, in each case, as amended, restated, modified, renewed, extended, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities) in whole or in part from time to time.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means, with respect to the Securities issuable in whole or in part in global form, the Person specified in Section 2.14 hereof as the initial Depositary with respect to the Securities, until a successor shall have been appointed and becomes such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include such successor.

“Disposition” means, with respect to any property, any sale, lease, sale and leaseback, conveyance, transfer or other disposition thereof.  The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale), is convertible or exchangeable for Indebtedness or Disqualified Stock, or is redeemable at the option of the holder of the Capital Stock, in whole or in part (other than as a result of a change of control or asset sale), on or prior to the date that is 91 days after the 6.750% Maturity Date.  Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Issuer to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4A.01 hereof.  The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Issuer and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Dollar” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debt.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

Amended and Restated
PBGC Indenture

“Excluded Contributions” means net cash proceeds received by the Issuer after the Closing Date from:

(1)           contributions to its common equity capital (other than from any Subsidiary); or

(2)           the sale (other than to a Subsidiary or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer or any Subsidiary) of Qualifying Equity Interests,

in each case designated as Excluded Contributions pursuant to an Issuer Certificate executed on or around the date such capital contributions are made or the date such Equity Interests are sold, as the case may be.  Excluded Contributions will not be considered to be net proceeds of Qualifying Equity Interests for purposes of clause (a)(3)(B) of Section 4A.01 hereof.

“Excluded Subsidiary” means each Subsidiary of the Issuer that is a captive insurance company.

“Existing Indebtedness” means all Indebtedness of the Issuer and its Subsidiaries (other than Indebtedness incurred under clauses (1) or (3) of the definition of “Permitted Debt”) in existence on the Closing Date, until such amounts are repaid.

“Existing Notes” has the meaning provided in the second paragraph of this Indenture.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by an Officer of the Issuer; provided that any such Officer shall be permitted to consider the circumstances existing at such time (including, without limitation, economic or other conditions affecting the United States airline industry generally and any relevant legal compulsion, judicial proceeding or administrative order or the possibility thereof) in determining such Fair Market Value in connection with such transaction.

“Fixed Charge Coverage Ratio” means, with respect to any specified Person for any specified period, the ratio of the Consolidated EBITDAR of such Person for such period to the Fixed Charges of such Person for such period.  If the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems Disqualified Stock or preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect (as determined in good faith by a responsible financial or accounting Officer of the Issuer and certified in an Officers’ Certificate delivered to the Trustee) to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

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PBGC Indenture

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)           acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect (as determined in good faith by a responsible financial or accounting officer of the Issuer and certified in an Officers’ Certificate delivered to the Trustee, and including any operating expense reductions for such period resulting from such acquisition that have been realized or for which all of the material steps necessary for realization have been taken) as if they had occurred on the first day of the four-quarter reference period;

(2)           the Consolidated EBITDAR attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3)           the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4)           any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5)           any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6)           if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)           the consolidated interest expense (net of interest income) of such Person and its Restricted Subsidiaries for such period to the extent that such interest expense is payable in cash (and such interest income is receivable in cash); plus

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PBGC Indenture

(2)           the interest component of leases that are capitalized in accordance with GAAP of such Person and its Restricted Subsidiaries for such period to the extent that such interest component is related to lease payments payable in cash; plus

(3)           any interest expense actually paid in cash for such period by such specified Person on Indebtedness of another Person that is guaranteed by such specified Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such specified Person or one of its Restricted Subsidiaries; plus

(4)           the product of (A) all cash dividends accrued on any series of preferred stock of such Person or any of its Restricted Subsidiaries for such period, other than to the Issuer or a Restricted Subsidiary of the Issuer, times (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP; plus

(5)           the aircraft rent expense of such Person and its Restricted Subsidiaries for such period to the extent that such aircraft rent expense is payable in cash, all as determined on a consolidated basis in accordance with GAAP.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.  All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

“Global Security” when used with respect to any Series of Securities issued hereunder, means a Security which is executed by the Issuer and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction, all in accordance with this Indenture and pursuant to an Issuer Order, which shall be registered in the name of the Depositary or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all the outstanding Securities of such Series or any portion thereof, in either case, having the same terms, including, without limitation, the same original issue date, date or dates on which principal is due, and interest rate or method of determining interest and which shall bear the legend as prescribed by Section 2.14(c).

“Global Securities Legend” means the legend set forth in Section 2.14(c), which is required to be placed on all Global Securities issued under this Indenture.

“Government Securities” means securities (a) which are direct obligations of, or obligations guaranteed by, the United States of America, (b) with respect to which the full faith and credit of the United States of America has been pledged to assure full and timely payment and (c) which are not callable or redeemable at the option of the issuer thereof.

“Guarantee” means a guarantee by the Guarantor of a Series of Securities pursuant to Article X.

“Guarantor” has the meaning provided in the first paragraph of this Indenture.

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“Hedging Obligations” means, with respect to any Person, all obligations and liabilities of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates, fuel prices or other commodity prices, but excluding (x) clauses in purchase agreements and maintenance agreements pertaining to future prices and (y) fuel purchase agreements and fuel sales that are for physical delivery of the relevant commodity.

“Holder” means the Person in whose name a Security is registered on the Registrar’s books.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)           in respect of borrowed money;

(2)           evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)           in respect of banker’s acceptances;

(4)           representing Capital Lease Obligations;

(5)           representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, but excluding in any event trade payables arising in the ordinary course of business; or

(6)           representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.  In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person.  Indebtedness shall be calculated without giving effect to the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

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For the avoidance of doubt, Banking Product Obligations do not constitute Indebtedness.

“Indenture” means this Indenture as amended or supplemented from time to time, including the terms of any Series of Securities.

“Interest Payment Date” when used with respect to any Series of Securities, means the date specified in the terms of such Securities for the payment of any installment of interest on those Securities.

“Investments” means, with respect to any Person, all direct or indirect investments made from and after the Closing Date by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances (but excluding advance payments and deposits for goods and services in the ordinary course of business) or capital contributions (excluding commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities of other Persons, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.  If the Issuer or any Restricted Subsidiary of the Issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Issuer after the Closing Date such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Issuer, the Issuer will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Issuer’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4A.01 hereof.  Notwithstanding the foregoing, any Equity Interests retained by the Issuer or any of its Subsidiaries after a disposition or dividend of assets or Capital Stock of any Person in connection with any partial “spin-off” of a Subsidiary or similar transactions shall not be deemed to be an Investment.  The acquisition by the Issuer or any Restricted Subsidiary of the Issuer after the Closing Date of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Issuer or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 4A.01 hereof.  Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Issuer” has the meaning provided in the first paragraph of this Indenture or, only in the context of provisions hereof, if any, when such reference is required for purposes of compliance with the Trust Indenture Act, any “obligor” within the meaning of the Trust Indenture Act.

“Issuer Certificate” means a certificate executed by an Officer of the Issuer.

“Issuer Order” means a written order signed in the name of the Issuer by two Officers of the Issuer.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title

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retention agreement, any option or other agreement to sell or give a security interest in and, except in connection with any Qualified Receivables Transaction, any agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction.

“Maturity”, when used with respect to any Security or installment of principal thereof, means the date on which the principal of such Security or such installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration or otherwise.

“Moody’s” means Moody’s Investors Service, Inc.

“Non-Recourse Debt” means Indebtedness:

(1)           as to which neither the Issuer nor any of its Restricted Subsidiaries (A) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (B) is directly or indirectly liable as a guarantor or otherwise; and

(2)           as to which the holders of such Indebtedness do not otherwise have recourse to the stock or assets of the Issuer or any of its Restricted Subsidiaries (other than the Equity Interests of an Unrestricted Subsidiary).

“Officer” means the Chairman of the Board of Directors, the chief executive officer, the chief financial officer, the president, any vice president, the treasurer, the controller or the secretary of the Issuer.

“Officers’ Certificate” means a certificate signed by two Officers of the Issuer, that meets the requirements of Section 11.05 hereof.

“Opinion of Counsel” means a written opinion from legal counsel, that meets the requirements of Section 11.05 hereof.  The counsel may be an employee of or counsel to the Issuer, any Subsidiary of the Issuer or the Trustee.

“Original Indenture” has the meaning provided in the second paragraph of this Indenture.

“PBGC” has the meaning provided in the first paragraph of this Indenture.

“Permitted Business” means any business that is the same as, or reasonably related, ancillary, supportive or complementary to, the business in which the Issuer and its Subsidiaries are engaged on the date of this Indenture.

“Permitted Investments” means:

(1)           any Investment in the Issuer or in a Restricted Subsidiary of the Issuer;

(2)           any Investment in cash, Cash Equivalents and any foreign equivalents;

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(3)           any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person, if as a result of such Investment:

(A)           such Person becomes a Restricted Subsidiary of the Issuer; or

(B)           such Person, in one transaction or a series of related and substantially concurrent transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer;

(4)           any Investment made as a result of the receipt of non-cash consideration from an Asset Sale;

(5)           any acquisition of assets or Capital Stock in exchange for the issuance of Qualifying Equity Interests;

(6)           any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Issuer or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or (B) litigation, arbitration or other disputes;

(7)           Investments represented by Hedging Obligations;

(8)           loans or advances to officers, directors or employees made in the ordinary course of business of the Issuer or any Restricted Subsidiary of the Issuer in an aggregate principal amount not to exceed $20.0 million at any one time outstanding;

(9)           redemption or purchase of any Securities;

(10)           any guarantee of Indebtedness permitted to be incurred pursuant to Section 4A.03 hereof other than a guarantee of Indebtedness of an Affiliate of the Issuer that is not a Restricted Subsidiary of the Issuer;

(11)           any Investment existing on, or made pursuant to binding commitments existing on, the Closing Date and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the Closing Date; provided that the amount of any such Investment may be increased (A) as required by the terms of such Investment as in existence on the Closing Date or (B) as otherwise permitted under this Indenture;

(12)           Investments acquired after the Closing Date as a result of the acquisition by the Issuer or any Restricted Subsidiary of the Issuer of another Person, including by way of a merger, amalgamation or consolidation with or into the Issuer or any of its Restricted Subsidiaries in a transaction that is not prohibited by Sections 5.01 or 10.04 hereof after the Closing Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

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(13)           the acquisition by a Receivables Subsidiary in connection with a Qualified Receivables Transaction of Equity Interests of a trust or other Person established by such Receivables Subsidiary to effect such Qualified Receivables Transaction; and any other Investment by the Issuer or a Subsidiary of the Issuer in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction;

(14)           accounts receivable arising in the ordinary course of business;

(15)           Investments in connection with outsourcing initiatives in the ordinary course of business;

(16)           Investments having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value other than a reduction for all returns of principal in cash and capital dividends in cash), when taken together with all Investments made pursuant to this clause (16) that are at the time outstanding, not to exceed $750.0 million at any one time outstanding in connection with (A) travel or airline related businesses made in connection with marketing and promotion agreements, alliance agreements, distribution agreements, agreements with respect to fuel consortiums, agreements relating to flight training, agreements relating to insurance arrangements, agreements relating to parts management systems and other similar agreements or (B) joint ventures in existence on the Closing Date or formed thereafter; and

(17)           other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (17) that are at the time outstanding, not to exceed 3.0% of the total consolidated tangible assets of the Issuer and its Restricted Subsidiaries at the time of such Investment.

“Permitted Refinancing Indebtedness” means any Indebtedness (or commitments in respect thereof) of the Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, extend, refinance, replace, defease or discharge other Indebtedness of the Issuer or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)           the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the original principal amount (or accreted value, if applicable) when initially incurred of the Indebtedness renewed, refunded, extended, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith); provided that with respect to any such Permitted Refinancing Indebtedness that is refinancing secured Indebtedness and is secured by the same collateral, the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness shall not exceed the greater of the preceding amount and the Fair Market Value of the assets securing such Permitted Refinancing Indebtedness;

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(2)           if such Permitted Refinancing Indebtedness has a maturity date that is after the 6.750% Maturity Date (with any amortization payment comprising such Permitted Refinancing Indebtedness being treated as maturing on its amortization date), such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity that is (A) equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, extended, refinanced, replaced, defeased or discharged or (B) more than 60 days after the 6.750% Maturity Date;

(3)           if the Indebtedness being renewed, refunded, extended, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Securities, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Securities on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being renewed, refunded, extended, refinanced, replaced, defeased or discharged; and

(4)           notwithstanding that the Indebtedness being renewed, refunded, refinanced, extended, replaced, defeased or discharged may have been repaid or discharged by the Issuer or any of its Restricted Subsidiaries prior to the date on which the new Indebtedness is incurred, Indebtedness that otherwise satisfies the requirements of this definition may be designated as Permitted Refinancing Indebtedness so long as such renewal, refunding, refinancing, extension, replacement, defeasance or discharge occurred not more than 36 months prior to the date of such incurrence of Permitted Refinancing Indebtedness.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“QEC Kits” means the quick engine change kits of the Issuer or any of its Subsidiaries.

“Qualified Receivables Transaction” means any transaction or series of transactions entered into by the Issuer or any of its Subsidiaries pursuant to which the Issuer or any of its Subsidiaries sells, conveys or otherwise transfers to (a) a Receivables Subsidiary or any other Person (in the case of a transfer by the Issuer or any of its Subsidiaries) and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of the Issuer or any of its Subsidiaries, and any assets related thereto including, without limitation, all Equity Interests and other investments in the Receivables Subsidiary, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

“Qualifying Equity Interests” means Equity Interests of the Issuer other than Disqualified Stock.

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“Receivables Subsidiary” means a Subsidiary of the Issuer which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of the Issuer (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (1) is guaranteed by the Issuer or any Restricted Subsidiary of the Issuer (other than comprising a pledge of the Capital Stock or other interests in such Receivables Subsidiary (an “incidental pledge”), and excluding any guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction), (2) is recourse to or obligates the Issuer or any Restricted Subsidiary of the Issuer in any way other than through an incidental pledge or pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction or (3) subjects any property or asset of the Issuer or any Subsidiary of the Issuer (other than accounts receivable and related assets as provided in the definition of “Qualified Receivables Transaction”), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction, (b) with which neither the Issuer nor any Subsidiary of the Issuer has any material contract, agreement, arrangement or understanding (other than pursuant to the Qualified Receivables Transaction) other than (i) on terms no less favorable to the Issuer or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer, and (ii) fees payable in the ordinary course of business in connection with servicing accounts receivable and (c) with which neither the Issuer nor any Subsidiary of the Issuer has any obligation to maintain or preserve such Subsidiary’s financial condition, other than a minimum capitalization in customary amounts, or to cause such Subsidiary to achieve certain levels of operating results.  Any such designation by the Board of Directors of the Issuer will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Issuer giving effect to such designation and an Issuer Certificate certifying that such designation complied with the foregoing conditions.

“Record Date” means, in the case of any Interest Payment Date for a Series of Securities, the date specified in the terms of such Securities as the date for the determination of Holders of record entitled to receive a payment of interest on such Interest Payment Date.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payments” shall have the meaning set forth in Section 4A.01(a).

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Revolving Credit Agreement” means the Credit and Guaranty Agreement, dated as of December 22, 2011, among Continental and the Guarantor, as Co-Borrowers, the Issuer, as a guarantor, the Subsidiaries of the Issuer party thereto, the lenders party thereto and Citibank, N.A. as Administrative Agent.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

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“Scheduled Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Closing Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“SEC” means the Securities and Exchange Commission.

“Securities” means, collectively, the Series A Securities, the Series B Securities and the Series C Securities.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depositary) or any successor thereto, who shall initially be the Trustee.

“Series” or “Series of Securities” means each of the Series A Securities, the Series B Securities and the Series C Securities.

“Series A” or “Series A Securities” means the Securities with the terms described on Annex A to this Indenture.

“Series B” or “Series B Securities” means the Securities with the terms described on Annex B to this Indenture.

“Series C” or “Series C Securities” means the Securities with the terms described on Annex C to this Indenture.

“Significant Subsidiary” means, at any time, any Subsidiary of any Person which would be a “Significant Subsidiary” at such time, as such term is defined in Regulation S-X promulgated by the SEC, as in effect on the Closing Date.

“Standard Securitization Undertakings” means all representations, warranties, covenants, indemnities, performance guarantees and servicing obligations entered into by the Issuer or any Subsidiary (other than a Receivables Subsidiary), which are customary in connection with any Qualified Receivables Transaction.

“Stated Maturity”, when used with respect to any Security, means the date specified in such Security as the fixed date on which an amount equal to the principal amount of such Security is due and payable.

“Subsidiary” shall mean, with respect to any Person

(1)           any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors,

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managers or trustees of the corporation, association or other business entity is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and

(2)           any partnership, joint venture or limited liability company of which (A) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise and (B) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

 “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§77aaa-77bbbb) and the rules and regulations thereunder as in effect on the Closing Date.

“Trust Officer” means any vice president, assistant vice president, assistant treasurer or any other officer or assistant officer of the Trustee at its Corporate Trust Office assigned by the Trustee to administer its corporate trust matters, and any other officer of the Trustee to whom a matter arising under this Indenture may be referred.

“UCC” means the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

“Unrestricted Subsidiary” means any Subsidiary of the Issuer that is designated by the Board of Directors of the Issuer as an Unrestricted Subsidiary in compliance with Section 4A.04 hereof pursuant to a resolution of the Board of Directors, but only if such Subsidiary:

(1)           has no Indebtedness other than Non-Recourse Debt;

(2)           except as permitted by Section 4.10 hereof, is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary of the Issuer unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer;

(3)           is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation (A) to subscribe for additional Equity Interests or (B) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)           has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any of its Restricted Subsidiaries.

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“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)           the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)           the then outstanding principal amount of such Indebtedness.

SECTION 1.02. Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.10(a)
“Bankruptcy Law”	6.01
“Change of Control Offer”	4.05
“Change of Control Payment”	4.05
“Change of Control Payment Date”	4.05
“Covenant Defeasance”	8.03
“Custodian”	6.01
“Event of Default”	6.01
“Guarantor Obligations”	10.01
“Legal Defeasance”	8.02
“Legal Holiday”	11.08
“Notice of Default”	6.01
“Paying Agent”	2.04
“Permitted Debt”	4A.03(b)
“Registrar”	2.04
“Restricted Payments”	4A.01(a)
“Successor Company”	5.01(i)

SECTION 1.03. Incorporation by Reference of Trust Indenture Act.  This Indenture is subject to the mandatory provisions of the Trust Indenture Act, which are incorporated by reference in and made a part of this Indenture.  The following Trust Indenture Act terms have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities and the Guarantor Obligations.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

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“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the Securities means the Issuer of such Securities, the Guarantor, if any, of such Securities and any other obligor on the Securities.

All other terms used in this Indenture that are defined by the Trust Indenture Act or defined by Trust Indenture Act reference to another statute and that are not otherwise defined herein have the meanings assigned to them by such definitions.

SECTION 1.04. Rules of Construction.  Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) “including” means including without limitation;

(5) words in the singular include the plural and words in the plural include the singular;

(6) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(7) each reference to a Person includes any successor in interest to it and any transferee or assignee of it (in the case of the Issuer and the Guarantor, subject to the provisions of Article V and Section 10.04, respectively);

(8) each reference to an agreement, instrument or document includes such agreement, instrument or document as amended, modified or supplemented from time to time in accordance with its terms; and

(9) each reference to any law, rule or regulation includes such law, rule or regulation as amended, modified, supplemented, replaced, reissued or reenacted from time to time.

SECTION 1.05. Acts of Holders.

(a)           Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments signed by such Holders in person or by an agent duly appointed in writing.  Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are received by the Trustee in accordance with the provisions of this Indenture and, where it is hereby expressly required, to the Issuer.  Such

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instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments.
(b)           The ownership of Securities shall be proved by references to the applicable register of the Registrar or in any other reasonable manner which the Trustee deems sufficient.

ARTICLE II

The Securities

SECTION 2.01. Amendment and Restatement of Original Indenture.  Effective on the date hereof:

(a) the Original Indenture shall be amended and restated in its entirety and replaced by this Indenture, and all obligations of the parties under the Original Indenture shall be replaced in their entirety by the obligations of the parties under this Indenture;

(b) (i) the terms of $326,192,000 outstanding principal amount of the 6% Notes shall be amended and restated to be the terms of the Series A Securities, (ii) the terms of $326,191,000 outstanding principal amount of the 6% Notes shall be amended and restated to be the terms of the Series B Securities, (iii) the certificate formerly representing the 6% Notes shall be canceled by the Trustee and (iv) two new Global Securities, one representing $326,192,000 aggregate principal amount of the Series A Securities and the other representing $326,191,000 aggregate principal amount of the Series B Securities, shall be executed by the Issuer, together with a notation of Guarantee executed by the Guarantor, authenticated by the Trustee and delivered to the Securities Custodian in replacement of the certificate formerly representing the 6% Notes; and

(c) (i)  the terms of the 8% Notes shall be amended and restated to be the terms of the Series C Securities, (ii) the certificate formerly representing the 8% Notes shall be canceled by the Trustee and (iii) a new Global Security representing $400,000,000 aggregate principal amount of the Series C Securities shall be executed by the Issuer, together with a notation of Guarantee executed by the Guarantor, authenticated by the Trustee and delivered to the Securities Custodian in replacement of the certificate formerly representing the 8% Notes.

SECTION 2.02. Issuable in Series.  Three Series of Securities shall be issued pursuant to this Indenture: the Series A, the Series B and the Series C.  The aggregate principal amount of Securities of each Series that may be authenticated and delivered under this Indenture is set forth on Annex A, in the case of the Series A, on Annex B, in the case of the Series B, and on Annex C, in the case of the Series C.  All Securities of a Series shall be substantially identical except as to denomination.  The Series A Securities shall be substantially in the form of Exhibit A to this Indenture, the Series B Securities shall be substantially in the form of Exhibit B to this Indenture and the Series C Securities shall be substantially in the form of Exhibit C to this Indenture.  All Securities shall be issued in registered form in denominations of $1,000 or any integral multiple thereof.  Securities may differ between Series in respect of any matters.

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SECTION 2.03. Execution and Authentication.  One or more Officers of the Issuer shall sign the Securities of each Series on behalf of the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

A Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.  The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.  A Security shall be dated the date of its authentication.

The Trustee shall, at any time, and from time to time, authenticate Securities of a Series for original issue up to the principal amount specified for such Series in the Annex to this Indenture applicable to such Series, upon receipt by the Trustee of an Issuer Order and an Opinion of Counsel.  The aggregate principal amount of Securities of any Series outstanding at any time may not exceed any limit upon the maximum principal amount for such Series referred to in Section 2.02, except as provided in Section 2.08.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Securities.  Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuer.  Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.04. Registrar and Paying Agent.  The Issuer shall maintain, with respect to each Series of Securities, at the place or places specified with respect to such Series pursuant to this Section, an office or agency where Securities of such Series may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities of such Series may be presented for payment (the “Paying Agent”).  The Registrar shall keep a register with respect to each Series of Securities and of their transfer and exchange.  The Issuer may have one or more additional paying agents.  The term “Paying Agent” includes any additional paying agent.  The Issuer hereby appoints the Trustee at its Corporate Trust Office as Registrar and Paying Agent for each Series of Securities unless another Registrar or Paying Agent, as the case may be, is appointed prior to the time Securities of that Series are first issued.

The Issuer shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the Trust Indenture Act.  The agreement shall implement the provisions of this Indenture that relate to such agent.  The Issuer shall notify the Trustee of the name and address of any such agent.  If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07.  The Issuer or any of its domestically organized Significant Subsidiaries may act as Paying Agent or Registrar.

The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (1) acceptance of any appointment by a successor as evidenced by an

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appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (2) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (1) above.  The Registrar or Paying Agent may resign at any time upon written notice; provided, however, that the Trustee may resign as Registrar or Paying Agent only if the Trustee also resigns as Trustee in accordance with Section 7.08.

SECTION 2.05. Paying Agent to Hold Money in Trust.  The Issuer shall require each Paying Agent with respect to a Series of Securities other than the Trustee to agree in writing that the Paying Agent will hold in trust, for the benefit of Holders of such Series of Securities, or the Trustee, all money held by the Paying Agent for the payment of principal of or premium or interest on such Series of Securities, that the Paying Agent will notify the Trustee of any default by the Issuer in making any such payment and that while any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Issuer, at any time, may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or any of its domestically organized Significant Subsidiaries) shall have no further liability for the money.  If the Issuer or any of its domestically organized Significant Subsidiaries acts as Paying Agent for a Series of Securities, it shall segregate and hold in a separate trust fund for the benefit of Holders of such Series of Securities all money held by it as Paying Agent for such Series of Securities.

SECTION 2.06. Holder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of each Series of Securities and shall otherwise comply with Trust Indenture Act Section 312(a).  If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least ten days before each Interest Payment Date and at such other times as the Trustee may reasonably request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Holders of each Series of Securities.

SECTION 2.07. Transfer and Exchange.  Where Securities of a Series are presented to the Registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities of the same Series, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met.  To permit registrations of transfers and exchanges, the Trustee shall authenticate Securities at the Registrar’s request.  No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.11, 3.06, 4.05 or 9.05).

Neither the Issuer nor the Registrar shall be required (a) to issue, register the transfer of, or exchange Securities of any Series for the period beginning at the opening of business fifteen days immediately preceding the mailing of a notice of redemption of Securities of that Series selected for redemption and ending at the close of business on the day of such mailing or (b) to register the transfer of or exchange Securities of any Series selected, called or being called for redemption as a whole or the portion being redeemed of any such Securities selected, called or being called for redemption in part.

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All Securities issued upon any registration of transfer or upon any exchange of Securities shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

SECTION 2.08. Mutilated, Destroyed, Lost and Stolen Securities.  If any mutilated Security is surrendered to the Trustee, the Issuer shall execute, and the Trustee shall authenticate and deliver in exchange therefor, a new Security of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Issuer and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Issuer or the Trustee that such Security has been acquired by a bona fide purchaser, the Issuer shall execute, and upon the Issuer’s request the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Security, a new Security of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Issuer, in its discretion, may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any Series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that Series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 2.09. Outstanding Securities.  The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest on a Global Security effected by the Trustee in accordance with the provisions hereof and those described in this Section as not outstanding.

If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding until the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

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If, at the Maturity of Securities of a Series, the Paying Agent holds money sufficient to pay such Securities payable on that date, then, on and after that date, such Securities of the Series shall cease to be outstanding and interest on them shall cease to accrue.

A Security does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Security.

SECTION 2.10. Treasury Securities.  In determining whether the Holders of the required principal amount of Securities of a Series have concurred in any request, demand, authorization, direction, notice, consent or waiver, Securities of a Series owned by the Issuer and its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Securities of a Series that the Trustee knows are so owned shall be so disregarded.

SECTION 2.11. Temporary Securities.  Until definitive Securities are ready for delivery, the Issuer may prepare, and the Trustee shall authenticate, temporary Securities upon an Issuer Order.  Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Issuer considers appropriate for temporary Securities.  Without unreasonable delay, the Issuer shall prepare, and the Trustee upon request shall authenticate, definitive Securities of the same Series and date of maturity in exchange for temporary Securities.  After preparation of such definitive Securities of such Series, the temporary Securities of such Series shall be exchangeable for such definitive Securities upon surrender of the temporary Securities of such Series at the office or agency of the Issuer pursuant to Section 2.04, without charge to the Holder.  Until so exchanged, temporary Securities shall have the same rights under this Indenture as the definitive Securities.

SECTION 2.12. Cancellation.  The Issuer at any time may deliver Securities to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment.  The Trustee shall cancel all Securities surrendered for transfer, exchange, payment, replacement or cancellation and shall destroy such canceled Securities (subject to the record retention requirement of the Exchange Act) and deliver a certificate of such destruction to the Issuer upon the Issuer’s request, unless the Issuer otherwise directs.  The Issuer may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation, except as expressly permitted by this Indenture.

SECTION 2.13. Defaulted Interest.  If the Issuer defaults in a payment of interest on a Series of Securities on the applicable Interest Payment Date, such interest shall cease to be payable to the applicable Holders on the relevant Record Date for such Interest Payment Date.  In such case, the Issuer shall pay the defaulted interest, plus, to the extent permitted by law, any interest payable on the defaulted interest to but excluding the date scheduled for payment of such defaulted interest to Holders, pursuant to clause (1) or (2) below, as the Issuer shall elect:

(1) The Issuer may elect to make such payment to the Persons who are Holders of the Series on a subsequent special record date.  The Issuer shall fix the payment date for such defaulted interest and the special record date therefor, which shall not be more than

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15 days nor less than 10 days prior to such payment date.  At least 10 days before the special record date, the Issuer shall mail to the Trustee and to each Holder of the Series a notice that states the special record date, the payment date and the amount of interest to be paid.

(2) The Issuer may elect to make such payment in any other lawful manner.

Subject to the foregoing provisions of this Section and Section 2.07, each Security authenticated under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security (in the case of any transfer or exchange in part, to the extent allocable to such part).

Payment of defaulted interest and any interest thereon to the Trustee shall be deemed to satisfy the Issuer’s obligation to pay such defaulted interest and any interest thereon for all purposes of this Indenture.

SECTION 2.14. Global Securities.

(a) Terms of Securities.  The Securities of each Series shall be issued in whole in the form of one or more Global Securities, subject to Section 2.14(b).  The initial Depositary for such Global Securities shall be The Depository Trust Company.

(b) Transfer and Exchange.  Notwithstanding any provisions to the contrary contained in Section 2.07 of this Indenture and in addition thereto, any Global Security shall be exchangeable pursuant to Section 2.07 of this Indenture for Securities registered in the names of Holders other than the Depositary for such Security or its nominee only if (i) such Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Security or, if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Issuer fails to appoint a successor Depositary within 90 days following such event (it being agreed that the Issuer shall use commercially reasonable efforts to appoint a successor Depositary during such 90 days), (ii) the Issuer executes and delivers to the Trustee an Officers’ Certificate to the effect that such Global Security shall be so exchangeable or (iii) an Event of Default with respect to the Securities represented by such Global Security shall have occurred and be continuing and owners of beneficial interests in such Global Security in an amount not less than a majority of the aggregate outstanding principal amount of such Global Security have delivered to the Issuer and the Trustee a request for certificated Securities.  Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Securities registered in such names as the Depositary shall direct in writing in an aggregate principal amount equal to the principal amount of the Global Security with like tenor and terms.

Except as provided in this Section 2.14(b), a Global Security may not be transferred except as a whole by the Depositary with respect to such Global Security to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary.

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(c) Legend.  Any Global Security issued hereunder shall bear a legend in substantially the following form:

“THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.14(b) OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY).”

In addition, any Global Security issued hereunder shall bear such legends as shall be required by the applicable Depositary.

(d) Acts of Holders.  The Depositary, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under this Indenture.

(e) Payments.  Notwithstanding the other provisions of this Indenture, payment of the principal of and interest, if any, on any Global Security shall be made to the Holder thereof.

SECTION 2.15. Terms of Payment.  The Issuer shall pay interest on the Securities on each Interest Payment Date to each Person in whose name Securities were registered at the close of business on the applicable Record Date at the office or agency of the Issuer maintained for such purpose pursuant to Section 2.04; provided, however, that each installment of interest on any Security may at the Issuer’s option be paid by mailing a check for such interest, payable to or upon the written order of the Person entitled thereto, to the address of such Person as it appears on the register for such Series of Securities or by wire transfer to an account of the Person entitled thereto as such account shall be provided to the Registrar for such Series of Securities and shall appear on the applicable register.  Payments of principal of a Security shall be made against surrender of such Security at the office or agency of the Issuer maintained for such purpose pursuant to Section 2.04 at the Issuer’s option by check payable to or upon the written order of the Person entitled thereto or by wire transfer to an account of the Person entitled thereto as such account shall be provided to the Registrar for such Series of Securities.

SECTION 2.16. Persons Deemed Owners.  Prior to due presentment of a Security for registration of transfer, the Issuer, the Guarantor, the Trustee and any agent of the Issuer, the Guarantor, or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Issuer, the Guarantor, the Trustee or any agent of the Issuer, the Guarantor, or the Trustee shall be affected by notice to the contrary.

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None of the Issuer, the Guarantor, the Trustee, any Paying Agent or the Registrar shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.  The Issuer, the Guarantor, the Trustee and the Registrar shall be entitled to deal with any Depositary, and any nominee thereof, that is the Holder of any such Global Security for all purposes of this Indenture relating to such Global Security (including the payment of principal, premium, if any, and interest and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Security) as the sole Holder of such Global Security and shall have no obligations to the beneficial owners thereof.  None of the Issuer, the Guarantor, the Trustee, any Paying Agent or the Registrar shall have any responsibility or liability for any acts or omissions of any such Depositary (or its nominee) with respect to such Global Security, for the records of any such Depositary, including records in respect of beneficial ownership interests in respect of any such Global Security, for any transactions between such Depositary and any participant in such Depositary or between or among any such Depositary, any such participant and/or any holder or owner of a beneficial interest in such Global Security or for any transfers of beneficial interests in any such Global Security.

Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Issuer, the Guarantor, the Trustee, or any agent of the Issuer, the Guarantor, or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any Depositary (or its nominee), as a Holder, with respect to such Global Security or impair, as between such Depositary (or its nominee) and owners of beneficial interests in such Global Security, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Global Security.

SECTION 2.17. CUSIP Numbers.  The Issuer in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice and that reliance may be placed only on the other elements of identification printed on the Securities, and any such notice shall not be affected by any defect in or omission of such numbers.

ARTICLE III

Redemption

SECTION 3.01. Notices to Trustee.  The Issuer may elect to redeem and pay any Series of Securities or may covenant to redeem and pay the Series of Securities or any part thereof prior to the Stated Maturity thereof at such time and on such terms provided for in such Series of Securities.  If a Series of Securities is redeemable and the Issuer elects or is obligated to redeem prior to the Stated Maturity thereof all or part of the Series of Securities pursuant to the terms of such Securities, it shall notify the Trustee in writing of the redemption date and the principal amount of Securities of the Series to be redeemed and the redemption price.  The Issuer shall give such notice to the Trustee at least 45 days before the redemption date unless the Trustee consents to a shorter period.

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SECTION 3.02. Selection of Securities To Be Redeemed.  If fewer than all the Securities of a particular Series are to be redeemed, the Trustee shall select the Securities to be redeemed, subject to the Depositary requirements, pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee in its sole discretion shall deem to be fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances.  The Trustee shall make the selection at least 30 days but no more than 60 days before the redemption date from outstanding Securities of a Series not previously called for redemption.  Securities and portions thereof that the Trustee selects shall be in principal amounts of $1,000 or integral multiples of $1,000.  Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.  The Trustee shall promptly notify the Issuer of the Securities (or portions thereof) to be redeemed.

SECTION 3.03. Notice of Redemption.  At least 30 days but not more than 60 days before a date for redemption of Securities, the Issuer shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder’s registered address.

The notice shall identify the Securities to be redeemed (including, if fewer than all Securities of a Series are being redeemed, the particular Securities of such Series to be redeemed) and shall state:

(1) the redemption date;

(2) the redemption price;

(3) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date upon surrender of such Security, the Issuer shall issue to each applicable Holder, without charge, a new Security or Securities in principal amount equal to the unredeemed portion upon cancellation of the original Security;

(4) the name and address of the Paying Agent;

(5) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, on the redemption date, the redemption price and accrued interest to, but excluding, the redemption date will become due and payable upon each such Security, or portion thereof, to be redeemed and unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date; provided that installments of interest whose maturity is on or prior to the redemption date shall be payable to the Holders of such Securities registered as such at the close of business on the relevant regular Record Dates according to their terms and the provisions of this Indenture;

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(7) the paragraph of the Securities and/or provision of this Indenture pursuant to which the Securities called for redemption are being redeemed;

(8) the CUSIP or ISIN number, if any, printed on the Securities being redeemed; and

(9) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Securities.

At the Issuer’s request, the Trustee shall give the notice of redemption as provided to it in the Issuer’s name and at the Issuer’s expense.  In such event, the Issuer shall provide the Trustee with the information required by this Section.

SECTION 3.04. Effect of Notice of Redemption.  Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice.  Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice.  If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the redemption date at the rate prescribed therefor in such Security.

Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05. Deposit of Redemption Price.  Prior to 12:00 noon (New York City time) on the redemption date, the Issuer shall deposit with the Paying Agent (or, if the Issuer or any domestically organized Significant Subsidiary of the Issuer is the Paying Agent, shall segregate and hold in trust) an amount in immediately available funds sufficient to pay the redemption price of, and accrued interest to but not including the redemption date on, all Securities or portions thereof to be redeemed on that date, other than Securities or portions of Securities called for redemption that have been delivered by the Issuer to the Trustee for cancellation.  The Paying Agent (if the Issuer or any domestically organized Significant Subsidiary is not the Paying Agent) shall as promptly as practicable return to the Issuer any money deposited with it by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Securities to be redeemed.  If such money is then held by the Issuer in trust and is not required for such purpose it shall be discharged from such trust.  The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent.  Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 3.06. Securities Redeemed in Part.  Upon surrender of a Security that is redeemed in part, the Issuer shall execute, and the Trustee shall authenticate for the Holder (at the Issuer’s expense), a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

SECTION 3.07. No Mandatory Redemption.   The Issuer is not required to make mandatory redemption, sinking fund or other scheduled payments of principal with respect to the Securities. However, the Issuer may be required to offer to purchase the Securities as described

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in Section 4.05 hereof. The Issuer or its Affiliates may at any time and from time to time purchase Securities in the open market or otherwise.

ARTICLE IV

Covenants

SECTION 4.01. Payment of Securities.  The Issuer covenants and agrees for the benefit of the Holders of each Series of Securities that it will duly and punctually pay, on the dates and in the manner provided in the Securities of such Series, the principal of, premium, if any, and interest on the Securities of that Series in accordance with the terms of the Securities of such Series and this Indenture.  Such payments shall be considered made on the date due if on such date the Trustee or the Paying Agent holds (and, in the case of the Issuer or any of its domestically organized Significant Subsidiaries acting as Paying Agent, such Paying Agent shall have segregated and held in a separate trust fund in accordance with Section 2.05) prior to 12:00 noon (New York City time), money deposited by or on behalf of the Issuer in immediately available funds sufficient to pay all principal of, premium, if any, and interest on the Securities then due.  If the Issuer makes any such payment through a Paying Agent other than the Trustee, it shall give prompt notice to the Trustee thereof.  All amounts payable under this Indenture by the Issuer shall be in U.S. dollars.

SECTION 4.02. SEC Reports; Provision of Financial Statements.  (a) To the extent required by the Trust Indenture Act of 1939, as amended from time to time (including after the Closing Date), the Issuer shall file with the Trustee within 30 days after it files them with the SEC, copies of its annual report and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that such Issuer is required to file with the SEC pursuant to Sections 13 and 15(d) of the Exchange Act.  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).  The Issuer also shall comply with the other provisions of Trust Indenture Act Section 314(a).

(b) If the Issuer is not required to file periodic reports and other information pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act with the SEC with respect to (x) a fiscal year or (y) any of the first three fiscal quarters of a fiscal year, the Issuer shall furnish to the Trustee (i) in the case of the preceding clause (x), within 135 days after the end of such fiscal year, an annual report containing the information required by Items 1, 2, 3, 5, 6, 7, 8 and 9 of Form 10-K promulgated under the Exchange Act or substantially the same information required to be contained in comparable items of any successor form and (ii) in the case of the preceding clause (y), within 60 days after the end of such fiscal quarter, a quarterly report containing the information required to be contained in Form 10-Q promulgated under the Exchange Act or substantially the same information required to be contained in any successor form.

SECTION 4.03. Compliance Certificate.  The Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year of such Issuer an Officers’ Certificate (signed by any

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one of the principal executive officer, the principal financial officer or the principal accounting officer and another Officer) stating whether or not the signers know of any Default with respect to a Series of Securities that occurred during such period.  If the signers know of any Default, the certificate shall describe the Default, its status and what action such Issuer is taking or proposes to take with respect thereto.  The Issuer also shall comply with Trust Indenture Act Section 314(a) (4).

SECTION 4.04. Corporate Existence.  Subject to Article V and Section 10.04, each of the Issuer and the Guarantor will at all times do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

SECTION 4.05. Offer to Repurchase Upon Change of Control.

(a) Upon the occurrence of a Change of Control, each Holder of Securities will have the right to require the Issuer to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Securities pursuant to an offer (a “Change of Control Offer”) at a purchase price in cash equal to 101% of the aggregate principal amount of Securities repurchased, plus accrued and unpaid interest on the Securities repurchased to the date of purchase (the “Change of Control Payment”), subject to the rights of Holders of Securities on the relevant Record Date to receive interest due on the relevant Interest Payment Date.  Within 30 days following any Change of Control, the Issuer will mail a notice to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute the Change of Control and stating:

(1) that the Change of Control Offer is being made pursuant to this Section 4.05 and that all Securities tendered will be accepted for payment;

(2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3) that any Security not tendered will continue to accrue interest;

(4) that, unless the Issuer defaults in the payment of the Change of Control Payment, all Securities accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(5) that Holders of Securities electing to have any Securities purchased pursuant to a Change of Control Offer will be required to surrender the Securities, with the form entitled “Option of Holder to Elect Purchase” attached to the Securities completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders of Securities will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting

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forth the name of the Holder, the principal amount of Securities delivered for purchase, and a statement that such Holder is withdrawing its election to have the Securities purchased; and

(7) that Holders of Securities whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple of $1,000 in excess thereof.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.05, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.05 by virtue of such compliance.

(b) On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1) accept for payment all Securities or portions of Securities properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions of Securities properly tendered; and

(3) deliver or cause to be delivered to the Trustee the Securities properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities or portions of Securities being purchased by the Issuer.

The Paying Agent will promptly mail (but in any case not later than five days after the Change of Control Payment Date) to each Holder of Securities properly tendered the Change of Control Payment for such Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any.  The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(c) Notwithstanding anything to the contrary in this Indenture or the Securities:

(i) the Issuer will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.05 hereof and purchases all Securities properly tendered and not withdrawn under the Change of Control Offer or (2) notice of redemption with respect to all Securities has been given pursuant to Section 3.01 hereof, unless and until there is a default in payment of the applicable redemption price; and

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(ii) a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

(d) For the avoidance of doubt, the Issuer’s failure to make a Change of Control Offer would constitute a Default under clause (3) of Section 6.01 hereof and not clause (1) or (2), but the failure of the Issuer to pay the Change of Control Payment when due shall constitute a Default under clause (1) of Section 6.01.

SECTION 4.06. Waiver of Ranking Provision.  The Trustee, the Issuer, the Guarantor, the registered holder of all Existing Notes immediately prior to the amendment and restatement of the Original Indenture and the Holder of all Securities upon effectiveness of the amendment and restatement of the Original Indenture (by providing its consent to such amendment and restatement), each hereby irrevocably waives all of its rights and benefits under the first sentence of Section 1.14 (entitled “Rights Relative to Other Notes”) of the Indenture, dated as of July 25, 2006, among the Issuer (formerly known as UAL Corporation), the Guarantor and the Trustee (formerly known as The Bank of New York Trust Company, N.A.) relating to the 4.50% Senior Limited-Subordination Convertible Notes due 2021 (the “4.50% Notes”) and agrees that the holders of the 4.50% Notes are intended third party beneficiaries of this Section 4.06.  The foregoing irrevocable waiver shall be binding on every future Holder of Securities.

SECTION 4.07. Notice of Default.  So long as the Securities of a Series are outstanding, the Issuer shall deliver to the Trustee, within five Business Days after the Issuer’s chief financial officer or treasurer becoming aware of any Event of Default with respect to such Series, written notice specifying such Event of Default.

SECTION 4.08. Further Instruments and Acts.  Upon the request of the Trustee, each of the Issuer and the Guarantor will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out the purposes of this Indenture.

SECTION 4.09. Payments for Consents.  The Issuer shall not, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Securities of a Series for or as inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities of such Series unless such consideration is offered to be paid or is paid to all Holders of the Securities of such Series that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.10. Transactions with Affiliates.

(a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $50.0 million, unless:

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(1) the Affiliate Transaction is on terms that are not materially less favorable to the Issuer or the relevant Restricted Subsidiary (taking into account all effects the Issuer or such Restricted Subsidiary expects to result from such transaction whether tangible or intangible) than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and

(2) the Issuer delivers to the Trustee:

(i) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $100.0 million, an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (1) of this Section 4.10(a); and

(ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $200.0 million, an opinion as to the fairness to the Issuer or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

(b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.10(a) hereof:

(1) any employment agreement, confidentiality agreement, non-competition agreement, incentive plan, employee stock option agreement, long-term incentive plan, profit sharing plan, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

(2) transactions between or among the Issuer and/or its Restricted Subsidiaries (including without limitation in connection with any full or partial “spin-off” or similar transactions);

(3) transactions with a Person (other than an Unrestricted Subsidiary of the Issuer) that is an Affiliate of the Issuer solely because the Issuer owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4) payment of fees, reimbursements of expenses (pursuant to indemnity arrangements or otherwise) and reasonable and customary indemnities provided to or on behalf of officers, directors, employees or consultants of the Issuer or any of its Restricted Subsidiaries;

(5) any issuance of Qualifying Equity Interests to Affiliates of the Issuer;

(6) transactions with customers, clients, suppliers or purchasers or sellers of goods or services in the ordinary course of business or transactions with joint ventures, alliances, alliance members or Unrestricted Subsidiaries entered into in the ordinary course of business;

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(7) Permitted Investments and Restricted Payments that do not violate Section 4A.01 hereof (which Section 4A.01 shall continue to be effective for purposes of this clause (7) notwithstanding any termination of Section 4A.01 pursuant to Section 4A.05 or Section 8.03);

(8) loans or advances to employees in the ordinary course of business not to exceed $20.0 million in the aggregate at any one time outstanding;

(9) transactions pursuant to agreements or arrangements in effect on the Closing Date or any amendment, modification or supplement thereto or replacement thereof and any payments made or performance under any agreement as in effect on the Closing Date or any amendment, replacement, extension or renewal thereof (so long as such agreement as so amended, replaced, extended or renewed is not materially less advantageous, taken as a whole, to the Holders than the original agreement as in effect on the Closing Date);

(10) transactions between or among the Issuer and/or its Subsidiaries or transactions between a Receivables Subsidiary and any Person in which the Receivables Subsidiary has an Investment;

(11) any transaction effected as part of a Qualified Receivables Transaction; and

(12) any purchase by the Issuer’s Affiliates of Indebtedness of the Issuer or any of its Restricted Subsidiaries, the majority of which Indebtedness is offered to Persons who are not Affiliates of the Issuer.

ARTICLE IVA

Supplemental Covenants

SECTION 4A.01.     Restricted Payments.

(a)           The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i)           declare or pay any dividend or make any other payment or distribution on account of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Issuer or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than (A) dividends, distributions or payments payable in Qualifying Equity Interests or in the case of preferred stock of the Issuer, an increase in the liquidation value thereof and (B) dividends, distributions or payments payable to the Issuer or a Restricted Subsidiary of the Issuer);

(ii)           purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Issuer) any Equity Interests of the Issuer or any direct or indirect parent of the Issuer;

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(iii)           make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value (collectively for purposes of this clause (iii), a “purchase”) any Indebtedness of the Issuer or the Guarantor that is contractually subordinated to the Securities or the Guarantee (excluding any intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries), except any scheduled payment of interest and any purchase within two years of the Scheduled Maturity thereof; or

(iv)           make any Restricted Investment,

(all such payments and other actions set forth in these clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1)           no Default has occurred and is continuing;

(2)           the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4A.03(a) hereof; and

(3)           such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries since the Closing Date (excluding Restricted Payments permitted by clauses (2) through (17) of Section 4A.01(b) hereof), is less than the sum, without duplication, of:

(A)           50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from April 1, 2010 to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(B)           100% of the aggregate net cash proceeds and the Fair Market Value of non-cash consideration received by the Issuer since the Closing Date as a contribution to its common equity capital or from the issue or sale of Qualifying Equity Interests (other than Qualifying Equity Interests sold to a Subsidiary of the Issuer and excluding Excluded Contributions); plus

(C)           100% of the aggregate net cash proceeds and the Fair Market Value of non-cash consideration received by the Issuer from the issue or sale of convertible or exchangeable Disqualified Stock of the Issuer or convertible or exchangeable debt securities of the Issuer (regardless of when issued or sold) or in connection with the conversion of exchange thereof, in each case that have been converted into or exchanged since the Closing Date for Qualifying Equity Interests (other than Qualifying Equity Interests and convertible or exchangeable Disqualified Stock or debt securities sold to a Subsidiary of the Issuer); plus

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(D)           to the extent that any Restricted Investment that was made after the Closing Date (other than in reliance on clause (16) of Section 4A.01(b)) is (i) sold for cash or otherwise cancelled, liquidated or repaid for cash or (ii) made in an entity that subsequently becomes a Restricted Subsidiary of the Issuer, the initial amount of such Restricted Investment (or, if less, the amount of cash received upon repayment or sale); plus

(E)           to the extent that any Unrestricted Subsidiary of the Issuer designated as such after the Closing Date is redesignated as a Restricted Subsidiary after the Closing Date, the lesser of (i) the Fair Market Value of the Issuer’s Restricted Investment in such Subsidiary (made other than in reliance on clause (16) of Section 4A.01(b)) as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the Closing Date; plus

(F)           100% of any dividends received in cash by the Issuer or a Restricted Subsidiary of the Issuer after the Closing Date from an Unrestricted Subsidiary of the Issuer, to the extent that such dividends were not otherwise included in the Consolidated Net Income of the Issuer for such period.

(b)           The provisions of Section 4A.01(a) hereof will not prohibit:

(1)           the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Indenture;

(2)           the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of, Qualifying Equity Interests or from the substantially concurrent contribution of common equity capital to the Issuer; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net proceeds of Qualifying Equity Interests for purposes of clause (a)(3)(B) of Section 4A.01 hereof and will not be considered to be Excluded Contributions;

(3)           the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution), distribution or payment by a Restricted Subsidiary of the Issuer to the holders of its Equity Interests on a pro rata basis;

(4)           the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Issuer or the Guarantor that is contractually subordinated to any Security or the Guarantee with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(5)           the repurchase, redemption, acquisition or retirement for value of any Equity Interests of the Issuer or any Restricted Subsidiary of the Issuer held by any current or former officer, director, consultant or employee (or their estates or beneficiaries of their estates)

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of the Issuer or any of its Restricted Subsidiaries pursuant to any management equity plan or equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $50.0 million in any 12-month period (except to the extent such repurchase, redemption, acquisition or retirement is in connection with (x) the acquisition of a Permitted Business or merger, consolidation or amalgamation otherwise permitted by this Indenture and in such case the aggregate price paid by the Issuer and its Restricted Subsidiaries may not exceed $100.0 million in connection with such acquisition of a Permitted Business or merger, consolidation or amalgamation or (y) the Continental/UAL Merger, in which case no dollar limitation shall be applicable); provided further, that the Issuer or any of its Restricted Subsidiaries may carry over and make in subsequent 12-month periods, in addition to the amounts permitted for such 12-month period, up to $25.0 million of unutilized capacity under this clause (5) attributable to the immediately preceding twelve-month period;

(6)           the repurchase of Equity Interests or other securities deemed to occur upon (A) the exercise of stock options, warrants or other securities convertible or exchangeable into Equity Interests or any other securities, to the extent such Equity Interests or other securities represent a portion of the exercise price of those stock options, warrants or other securities convertible or exchangeable into Equity Interests or any other securities or (B) the withholding of a portion of Equity Interests issued to employees and other participants under an equity compensation program of the Issuer or its Subsidiaries to cover withholding tax obligations of such persons in respect of such issuance;

(7)           so long as no Default has occurred and is continuing, the declaration and payment of regularly scheduled or accrued dividends, distributions or payments to holders of any class or series of Disqualified Stock or subordinated debt of the Issuer or any preferred stock of any Restricted Subsidiary of the Issuer in each case either outstanding on the Closing Date or issued on or after the Closing Date in accordance with Section 4A.03 hereof;

(8)           payments of cash, dividends, distributions, advances, common stock or other Restricted Payments by the Issuer or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (A) the exercise of options or warrants, (B) the conversion or exchange of Capital Stock of any such Person or (C) the conversion or exchange of Indebtedness or hybrid securities (such as Continental’s Term Income Deferred Equity Securities) into Capital Stock of any such Person;

(9)           the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any Disqualified Stock or preferred stock of any Restricted Subsidiary of the Issuer to the extent such dividends are included in the definition of “Fixed Charges” for such Person;

(10)           in the event of a Change of Control, and if no Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of any subordinated Indebtedness of the Issuer or the Guarantor, in each case, at a purchase price not greater than 101% of the principal amount of such subordinated Indebtedness, plus any accrued and unpaid interest thereon; provided, however, that prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Issuer or the Guarantor

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(or a third party to the extent permitted by this Indenture) have made a Change of Control Offer as a result of such change of control and has repurchased all Securities validly tendered and not withdrawn in connection with such Change of Control Offer (it being agreed that the Issuer or the Guarantor may pay, purchase, redeem, defease or otherwise acquire or retire such subordinated Indebtedness even if the purchase price exceeds 101% of the principal amount of such subordinated Indebtedness; provided that the amount paid in excess of 101% of such principal amount is otherwise permitted under the Restricted Payments covenant);

(11)           Restricted Payments made with Excluded Contributions;

(12)           the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or any of its Restricted Subsidiaries by, any Unrestricted Subsidiary;

(13)           the distribution or dividend of assets or Capital Stock of any Person in connection with any full or partial “spin-off” of a Subsidiary or similar transactions; provided that the Issuer would, on the date of such distribution after giving pro forma effect thereto as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4A.03(a) hereof;

(14)           the distribution or dividend of assets or Capital Stock of any Person in connection with any full or partial “spin-off” of a Subsidiary or similar transactions having an aggregate Fair Market Value not to exceed $500.0 million since the Closing Date;

(15)           so long as no Default has occurred and is continuing, other Restricted Payments in an aggregate amount not to exceed $500.0 million, such aggregate amount to be calculated from the Closing Date;

(16)           so long as no Default has occurred and is continuing, the Issuer and its Restricted Subsidiaries can make any Restricted Investment; and

(17)           the payment of any amounts in respect of any restricted stock units or other instruments or rights whose value is based in whole or in part on the value of any Equity Interests issued to any directors, officers or employees of the Issuer or any Restricted Subsidiary of the Issuer.

In the case of any Restricted Payment that is not cash, the amount of such non-cash Restricted Payment will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Restricted Subsidiary of the Issuer, as the case may be, pursuant to the Restricted Payment.  The Fair Market Value of any assets or securities that are required to be valued by this Section 4A.01 will be determined by an Officer of the Issuer and, if greater than $10.0 million, set forth in an Officers’ Certificate delivered to the Trustee.

For purposes of determining compliance with this Section 4A.01, if a proposed Restricted Payment (or portion thereof) meets the criteria of more than one of the categories of Restricted

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Payments described in clauses (1) through (17) of subparagraph (b) of this Section 4A.01, or is entitled to be made pursuant to subparagraph (a) of this Section 4A.01, the Issuer will be entitled to classify on the date of its payment or later reclassify such Restricted Payment (or portion thereof) in any manner that complies with this Section 4A.01.

For the avoidance of doubt, the following shall not constitute Restricted Payments and therefore will not be subject to any of the restrictions described in this Section 4A.01:

(a)           the payment on or with respect to, or purchase, redemption, defeasance or other acquisition or retirement for value of any Indebtedness of the Issuer or any Restricted Subsidiary of the Issuer that is not contractually subordinated to the Securities or the Guarantee;

(b)           the payment of regularly scheduled amounts in respect of, and the issuance of common stock of the Issuer upon conversion of, the 6% Convertible Preferred Securities, Term Income Deferred Equity Securities (TIDES)SM issued by Continental Airlines Finance Trust II or the underlying 6% Convertible Junior Subordinated Debentures due 2030 issued by Continental; and

(c)           the conversion of the Capital Stock of either the Guarantor or Continental pursuant to the Airlines Merger.

Notwithstanding anything in this Indenture to the contrary, if a Restricted Payment is made at a time when a Default has occurred and is continuing and such Default is subsequently cured, the Default or Event of Default arising from the making of such Restricted Payment during the existence of such Default shall simultaneously be deemed cured.

SECTION 4A.02.    Restrictions on Ability of Restricted Subsidiaries to Pay Dividends and Make Certain Other Payments.

(a)           The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(1)           pay dividends or make any other distributions on its Capital Stock to the Issuer or any of its Restricted Subsidiaries or with respect to any other interest or participation in the profits of such Restricted Subsidiary, or measured by the profits of such Restricted Subsidiary;

(2)           pay any indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

(3)           make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

(4)           sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries.

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(b)           The restrictions in Section 4A.02(a) hereof will not apply to encumbrances or restrictions existing under or by reason of:

(1)           agreements (A) governing Existing Indebtedness and Credit Facilities, in each case as in effect on (or required by agreements in effect on) the Closing Date or (B) in effect on the Closing Date;

(2)           this Indenture;

(3)           agreements governing other Indebtedness or shares of preferred stock permitted to be incurred or issued under the provisions of Section 4A.03 hereof; provided, that if such Restricted Subsidiary incurring or issuing such Indebtedness or shares of preferred stock is not the Guarantor, the restrictions therein are either (in each case, as determined in good faith by a senior financial officer of the Issuer) (A) not materially more restrictive, taken as a whole, than those contained in this Indenture or (B) (i) customary for instruments of such type and (ii) will not materially adversely impact the ability of the Issuer to make required principal and interest payments on the Securities;

(4)           applicable law, rule, regulation or order;

(5)           any instrument governing Indebtedness or Capital Stock of a Person acquired by the Issuer or any of its Restricted Subsidiaries (including by way of merger, consolidation or amalgamation of the Issuer or any of its Restricted Subsidiaries) as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(6)           customary provisions in contracts, licenses, leases and asset sale agreements entered into in the ordinary course of business;

(7)           purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property (or proceeds thereof) purchased or leased of the nature described in clause (4) of Section 4A.02(a) hereof;

(8)           any contract or agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions, asset sales or loans by that Restricted Subsidiary pending its sale or other disposition;

(9)           Permitted Refinancing Indebtedness; provided that such amendment, modification, restatement, renewal, extension, increase, supplement, refunding, replacement or refinancing is, in the good faith judgment of a senior financial officer of the Issuer, taken together as a whole, not materially more restrictive with respect to such dividend and other payment restrictions than those contained in (A) the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, extension, increase, supplement, refunding, replacement or refinancing or (B) this Indenture;

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(10)           Liens that limit the right of the debtor to dispose of the assets subject to such Liens;

(11)           provisions limiting the disposition or distribution of assets or property or loans or advances in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment), which limitation is applicable only to the assets or the joint venture entity, as applicable, that are the subject of such agreements or otherwise in the ordinary course of business;

(12)           restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(13)           any instrument or agreement entered into in connection with any full or partial “spin-off” or similar transactions;

(14)           any encumbrance or restriction of the type referred to in clauses (1), (2), (3) and (4) of Section 4A.02(a) imposed by any amendments, modifications, restatements, renewals, extensions, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (13) of this Section 4A.02(b); provided that such amendment, modification, restatement, renewal, extension, increase, supplement, refunding, replacement or refinancing is, in the good faith judgment of a senior financial officer of the Issuer, taken together as a whole, not materially more restrictive with respect to such dividend and other payment restrictions than those contained in (A) the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, extension, increase, supplement, refunding, replacement or refinancing or (B) this Indenture; and

(15)           any encumbrance or restriction existing under or by reason of Indebtedness or other contractual requirements of a Receivables Subsidiary or any Standard Securitization Undertaking, in each case, in connection with a Qualified Receivables Transaction; provided that such restrictions apply only to such Receivables Subsidiary.

SECTION 4A.03.   Incurrence of Indebtedness and Issuance of Preferred Stock.

(a)           the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Issuer will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Issuer may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock and its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Issuer’s Fixed Charge Coverage Ratio for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 1.1 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the

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additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

(b)           The provisions of Section 4A.03(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)           Indebtedness incurred under this Indenture and any Permitted Refinancing Indebtedness that is incurred to renew, refund, refinance, replace, defease, extend or discharge any other Indebtedness incurred pursuant to this clause (1);

(2)           the incurrence by Parent and its Restricted Subsidiaries of the Existing Indebtedness and any Indebtedness that is incurred pursuant to or (to the extent not materially less favorable to the Issuer) in lieu of a commitment in existence as of the Closing Date;

(3)           the incurrence by the Issuer or any of its Restricted Subsidiaries of (A) Indebtedness and letters of credit (and reimbursement obligations with respect thereto) under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (3) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuer and its Restricted Subsidiaries thereunder) not to exceed $1.75 billion and (B) Indebtedness and letters of credit (and reimbursement obligations with respect thereto) under Credit Facilities secured on a junior priority basis by some or all of the collateral securing Indebtedness under Credit Facilities contemplated by clause (A) of this clause (3) in an aggregate principal amount at any one time outstanding under this clause (3)(B) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuer and its Restricted Subsidiaries thereunder) not to exceed $1.5 billion;

(4)           the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness represented by, or incurred in connection with, Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing (or reimbursing the Issuer or any of its Restricted Subsidiaries for) all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment (including without limitation airport, maintenance, training and office facilities, ground support equipment and tooling) used in the business of the Issuer or any of its Restricted Subsidiaries;

(5)           the incurrence by the Issuer or any of its Restricted Subsidiaries of (A) Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, extend, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4A.03(a) or clauses (2), (4), (5), (6), (13), (20), (21) (24) or (25) of this Section 4A.03(b) and (B) Permitted Refinancing Indebtedness secured by aircraft, airframes, engines, spare parts, flight simulators, flight training devices or other assets replacing, renewing, refunding, extending, refinancing, defeasing or discharging any other Indebtedness of the Issuer or any of its Restricted Subsidiaries that was secured by aircraft, airframes, engines, spare parts, flight simulators, flight training devices or other assets;

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(6)           the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness, Disqualified Stock or preferred stock (including Acquired Debt) (A) as part of, or to finance, the acquisition (including by way of merger) of any Permitted Business, (B) incurred in connection with, or as a result of, the merger, consolidation or amalgamation of any Person that owns a Permitted Business with or into the Issuer or a Restricted Subsidiary of the Issuer, or into which the Issuer or a Restricted Subsidiary of the Issuer is merged, consolidated or amalgamated, or (C) that is an outstanding obligation of a Person that owns a Permitted Business at the time that such Person is acquired by the Issuer or a Restricted Subsidiary of the Issuer and becomes a Restricted Subsidiary of the Issuer;

(7)           the incurrence by the Issuer or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Issuer and/or any of its Restricted Subsidiaries; provided, however, that:

(A)           if either the Guarantor or the Issuer is the obligor on such Indebtedness and the payee is not the Guarantor or the Issuer, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all obligations of the Issuer then due with respect to the Securities, in the case of the Issuer, or all Guarantor Obligations then due, in the case of the Guarantor; and

(B)           (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Issuer or a Restricted Subsidiary of the Issuer and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Issuer or a Restricted Subsidiary of the Issuer, will be deemed, in each case under this clause (B), to constitute an incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (7);

(8)           the issuance by any Restricted Subsidiaries of the Issuer to the Issuer or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

(A)           any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Issuer or a Restricted Subsidiary of the Issuer; and

(B)           any sale or other transfer of any such preferred stock to a Person that is not either the Issuer or a Restricted Subsidiary of the Issuer,

will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (8);

(9)           the incurrence by the Issuer or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;

(10)           the guarantee by the Issuer or any Restricted Subsidiary of the Issuer of Indebtedness of the Issuer or a Restricted Subsidiary of the Issuer to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this Section

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4A.03; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Securities, then such guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(11)           the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness or reimbursement obligations in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance bonds and surety bonds in the ordinary course of business (including without limitation in respect of customs obligations, landing fees, taxes, airport charges, overfly rights and any other obligations to airport and governmental authorities);

(12)           the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing house transfers of funds;

(13)           Indebtedness (A) constituting credit support or financing from aircraft or engine manufacturers or their affiliates or (B) incurred to finance the acquisition of aircraft, airframes, engines, spare parts, flight simulators, flight training devices, QEC Kits or other operating assets; provided that no Indebtedness may be incurred in reliance on subsection (B) of this clause (13) more than 24 months after such acquisition;

(14)           Indebtedness issued to current or former directors, consultants, managers, officers and employees and their spouses or estates (a) to purchase or redeem Capital Stock of the Issuer issued to such director, consultant, manager, officer or employee in an aggregate principal amount not to exceed $10.0 million in any 12-month period or (b) pursuant to any deferred compensation plan approved by the Board of Directors of the Issuer;

(15)           reimbursement obligations in respect of standby or documentary letters of credit or banker’s acceptances;

(16)           surety and appeal bonds that do not secure judgments that constitute an Event of Default;

(17)           Indebtedness of the Issuer or any of its Restricted Subsidiaries to credit card processors in connection with credit card processing services incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries;

(18)           the incurrence by a Receivables Subsidiary of Indebtedness in a Qualified Receivables Transaction that is without recourse to the Issuer or to any other Subsidiary of the Issuer or their assets (other than such Receivables Subsidiary and its assets and, as to the Issuer or any other Subsidiary of the Issuer, other than Standard Securitization Undertakings) and is not guaranteed by any such Person;

(19)           the incurrence of Indebtedness of the Issuer or any of its Restricted Subsidiaries owed to one or more Persons in connection with the financing of insurance premiums in the ordinary course of business;

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(20)           the incurrence of obligations under the Co-Branded Agreement to the extent such obligations may be deemed to constitute Indebtedness of the Issuer or any of its Restricted Subsidiaries;

(21)           the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness and letters of credit (and reimbursement obligations with respect thereto) secured by a Junior Lien on the “Collateral” (as defined in the Revolving Credit Agreement), and Permitted Refinancing Indebtedness that is incurred to renew, refund, refinance, replace, defease, extend or discharge any other Indebtedness incurred pursuant to this clause (21), in an aggregate principal amount at any one time outstanding under this clause (21) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuer or any Restricted Subsidiary thereunder and including all other Indebtedness permitted to be incurred under this clause (21) that will be outstanding after such incurrence and the application of the proceeds therefrom), not to exceed the Junior Lien Cap (as defined in the Revolving Credit Agreement);

(22)           Indebtedness arising from agreements of the Issuer or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary; provided that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds, including non-cash proceeds (the Fair Market Value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Issuer or any of its Restricted Subsidiaries in connection with such disposition;

(23)           Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of take-or-pay obligations contained in supply agreements entered into in the ordinary course of business and consistent with past practices of the Issuer or the applicable Restricted Subsidiary of the Issuer;

(24)           the incurrence by the Issuer or any of its Restricted Subsidiaries of additional Indebtedness that is either (A) unsecured and expressly contractually subordinated to the prior payment in full in cash of all obligations of the Issuer with respect to the Securities and the Guarantor Obligations on terms not materially less favorable to the Holders than those customary at the time of incurrence (determined in good faith by a senior financial officer of the Issuer) for senior subordinated “high yield” debt securities or (B) unsecured, pari passu with all obligations of the Issuer with respect to the Securities and the Guarantor Obligations and convertible into common stock of the Issuer; provided that the aggregate principal amount of Indebtedness incurred pursuant to clauses (A) and (B) together, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, extend, defease or discharge any Indebtedness incurred pursuant to this clause (24), does not exceed $500.0 million at any time outstanding; and

(25)           the incurrence by the Issuer or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable), including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, extend, defease or discharge any Indebtedness incurred pursuant to this clause (25), not to exceed $1.0 billion, at any time outstanding.

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For purposes of determining compliance with this Section 4A.03, if an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (25) of Section 4A.03(b) hereof or is entitled to be incurred pursuant to Section 4A.03(a) hereof, the Issuer will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4A.03; provided that the term “Existing Indebtedness” will not include any Indebtedness that is permitted to be incurred under clauses (1) or (3) of this Section 4A.03(b).

None of the following will constitute an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Stock for purposes of this Section 4A.03:

(1)           the accrual of interest or preferred stock dividends;

(2)           the accretion or amortization of original issue discount;

(3)           the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms;

(4)           the reclassification of preferred stock as Indebtedness due to a change in accounting principles; and

(5)           the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred. Notwithstanding any other provision of this Section 4A.03, the maximum amount of Indebtedness that the Issuer or any of its Restricted Subsidiaries may incur pursuant to this Section 4A.03 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The amount of any Indebtedness outstanding as of any date will be:

(1)           the accreted value of the Indebtedness as of such date, in the case of any Indebtedness issued with original issue discount;

(2)           the principal amount of the Indebtedness as of such date, in the case of any other Indebtedness; and

(3)           in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(A)           the Fair Market Value of such assets as of such date; and

(B)           the amount of the Indebtedness of the other Person as of such date.

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SECTION 4A.04   Designation of Restricted and Unrestricted Subsidiaries.

(a)           The Board of Directors of the Issuer may designate any Restricted Subsidiary of it (other than the Guarantor) to be an Unrestricted Subsidiary if that designation would not cause a Default.  If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Issuer and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation.  That designation will be permitted only if the Investment would be permitted at that time under Section 4A.01 and if the Restricted Subsidiary otherwise meets the definition of an “Unrestricted Subsidiary.”

(b)           Any designation of a Subsidiary of the Issuer as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of the Issuer giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions.  The Board of Directors of the Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Issuer; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Issuer of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will be permitted only if (i) such Indebtedness is permitted under Section 4A.03 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period and (ii) no Default would be in existence following such designation.

SECTION 4A.05   Termination of Supplemental Covenants.  The covenants set forth in this Article IVA shall cease to be in effect and shall be terminated with respect to a Series of Securities upon the occurrence of any of the following:  (i) the Indenture, dated as of August 18, 2010 (the “Continental Indenture”), among Continental, each of the guarantors party thereto, The Bank of New York Mellon Trust Company, N.A., as Trustee, and Wilmington Trust FSB, as Collateral Agent is discharged or (ii) Continental effects “Legal Defeasance” or “Covenant Defeasance” as defined in the Continental Indenture; provided that any such termination under this clause (ii) shall be solely with respect to the covenants in Article IVA that correspond to the covenants in the Continental Indenture that cease to be in effect as of a result of such “Legal Defeasance” or “Covenant Defeasance”  If any covenants are terminated pursuant to this Section 4A.05, the Issuer shall give written notice thereof to the Trustee within ten Business Days after such termination.

ARTICLE V

Successor Companies

SECTION 5.01. Merger and Consolidation.  The Issuer shall not consolidate with or merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all its properties and assets to, any Person, whether in a single transaction or a series of related transactions, unless:

(i) the Issuer is the surviving Person in such merger or the resulting, surviving or transferee Person (the “Successor Company”) shall be a corporation

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organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Issuer) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Issuer under the Securities and this Indenture;

(ii) immediately after giving effect to such transaction, no Default specified in Sections 6.01(1) or (2) or Event of Default with respect to any Series of Securities shall have occurred and be continuing; and

(iii) the Successor Company or the Issuer, as applicable, shall have delivered to the Trustee an Officers’ Certificate and Opinion of Counsel each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

In the event of the assumption by the Successor Company of the obligations of the Issuer as provided above as a result of a merger or consolidation, such Successor Company shall succeed to and be substituted for the Issuer hereunder and under the Securities and all such obligations of the Issuer shall terminate; provided, however, that no sale, conveyance, transfer, lease or disposition shall have the effect of releasing the Person named as the “Issuer” in the first paragraph of this Indenture or any successor Person which shall theretofore have become such in the manner prescribed in this Article from its liability as obligor and maker on any of the Securities.  For the avoidance of doubt, a transaction subject to this Section 5.01 may also be subject to Section 4.05 hereof.

ARTICLE VI

Defaults And Remedies

SECTION 6.01. Events of Default.  In the case of any Series of Securities, each of the following constitutes an “Event of Default” with respect to such Series of Securities:

(1) default in any payment of the principal amount of, or premium, if any, on any Security of that Series when such amount becomes due and payable at Stated Maturity, upon acceleration, redemption or otherwise;

(2) failure to pay interest on any Security of that Series when such interest becomes due and payable, and such failure continues for a period of 30 days;

(3) failure to comply with any of the covenants or agreements applicable to Securities of that Series (other than those referred to in (1) or (2) above or (4) below) and such failure continues for 60 days after the notice specified below;

(4) failure by the Issuer (i) to mail notice of a Change of Control to each Holder within the time period provided in Section 4.05(a), or (ii) to comply with the provisions of Section 5.01;

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(5) the Issuer or the Guarantor pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case or proceeding;

(B) consents to the entry of an order for relief against it in an involuntary case or proceeding or to the commencement of any case against it;

(C) consents to the appointment of a Custodian of it or for all or substantially all of its property; or

(D) makes a general assignment for the benefit of its creditors or takes any comparable action under any foreign laws relating to insolvency;

(6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law, which remains unstayed and in effect for 60 days, that:

(A) is for relief against the Issuer or the Guarantor in an involuntary case or proceeding or adjudicates the Issuer or the Guarantor as insolvent or bankrupt;

(B) appoints a Custodian of the Issuer or the Guarantor or all or substantially all of its property; or

(C) orders the winding up or liquidation of the Issuer or the Guarantor or any similar relief is granted under any foreign laws; and

(7) the Guarantee with respect to such Series ceases to be in full force and effect or is declared null and void or the Guarantor denies that it has any further liability under such Guarantee (other than in any such case by reason of the termination, discharge, defeasance or release of such Guarantee in accordance with this Indenture), and such condition shall have continued for a period of 30 days after written notice of such condition requiring the Guarantor or the Issuer to remedy the same shall have been given to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of 25% in the aggregate outstanding principal amount of the Securities of such Series.  For purposes of clarification, this 30-day grace period is in place of and not in addition to the 60-day grace period in clause (3) above.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.  The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default under clause (3) above is not an Event of Default with respect to any Series of Securities until the Trustee notifies the Issuer or the Holders of at least 25% in principal amount of the outstanding Securities of that Series notify the Issuer and the Trustee of the Default (such

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notice being a “Notice of Default”) and the Issuer does not cure such Default within the time specified in clause (3) after receipt of such notice.  Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

SECTION 6.02. Acceleration.  If an Event of Default with respect to any Series of Securities at the time outstanding (other than an Event of Default specified in Section 6.01(5) or (6)) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities of that Series by notice to the Issuer (and to the Trustee if such notice is given by the Holders), may declare the principal amount of, and accrued and unpaid interest on all the Securities of that Series to be due and payable.  Upon such a declaration, such amounts (including premium, if any, then due and unpaid) shall be due and payable immediately.  If an Event of Default specified in Section 6.01(5) or (6) occurs, the principal amount of, and accrued and unpaid interest on all the Securities of such Series shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.  The Holders of a majority in principal amount of the Securities of any Series by notice to the Trustee may rescind an acceleration of that Series of Securities and its consequences if (i) the rescission would not conflict with any judgment or decree, (ii) all existing Events of Default with respect to such Series of Securities have been cured or waived except nonpayment of the principal amount of, and accrued and unpaid interest on all Securities of that Series that has become due solely because of acceleration, and (iii) the Issuer or the Guarantor has paid or deposited with the Trustee a sum sufficient to pay:  (A) all overdue installments of interest on all outstanding Securities of such Series; (B) the principal of (and premium, if any, on) and all other amounts due with respect to any outstanding Securities of such Series which have become due otherwise than by such acceleration; and (C) to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the rate specified in the Securities of such Series.  No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03. Other Remedies.  If an Event of Default with respect to any Series of Securities occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the principal amount of, premium, if any, and accrued and unpaid interest on the Securities of that Series or to enforce the performance of any provision of the Securities of that Series or this Indenture.

The Trustee may institute and maintain a suit or legal proceeding even if it does not possess any of the Securities of a Series or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default with respect to any Series of Securities shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No right or remedy is exclusive of any other right or remedy.  All available rights and remedies are cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.04. Waiver of Past Defaults.  The Holders of a majority in aggregate principal amount of the Securities of any Series then outstanding may by notice to the Trustee

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waive on behalf of the Holders of all Securities of such Series an existing Default and its consequences except (i) a Default in the payment of the principal amount of, and premium, if any, and accrued and unpaid interest on a Security of that Series, (ii) a Default arising from the failure to redeem or purchase any Security of that Series when required pursuant to the terms of this Indenture or (iii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder of that Series affected.  When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05. Control by Majority.  The Holders of a majority in principal amount of the outstanding Securities of any Series (with each such Series voting as a class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to that Series.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is (in the Trustee’s reasonable judgment) unduly prejudicial to the rights of any other Holder of that Series or that would (in the Trustee’s reasonable judgment) subject the Trustee to personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.  Prior to taking any action hereunder, the Trustee shall be entitled to indemnification reasonably satisfactory to it against all losses and expenses caused by taking or not taking such action.

SECTION 6.06. Limitation on Suits.  Except to enforce the right to receive payment of the principal amount of, and premium, if any, and accrued and unpaid interest on a Security of any Series when due, no Holder of a Security of that Series may pursue any remedy with respect to this Indenture or the Securities of that Series unless:

(1) the Holder previously gave the Trustee written notice stating that an Event of Default with respect to that Series is continuing;

(2) the Holders of at least 25%, in aggregate principal amount of the outstanding Securities of that Series make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders of that Series offer to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense to be, or which may be, incurred by the Trustee in complying with such request;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(5) the Holders of a majority in principal amount of the outstanding Securities of that Series do not give the Trustee a direction inconsistent with the request during such 60-day period.

A Holder of Securities of any Series may not use this Indenture to prejudice the rights of another Holder of that Series or to obtain a preference or priority over another Holder of that Series.

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SECTION 6.07. Rights of Holders to Receive Payment.  The right of any Holder to receive payment of the principal amount of, and premium, if any, and accrued and unpaid interest on the Securities held by such Holder, on or after their Maturity, or to bring suit for the enforcement of any such payment on or after their Maturity, shall be absolute and unconditional (subject to the terms of this Indenture) and shall not be impaired or affected without the consent of such Holder (notwithstanding any other provision of this Indenture).

SECTION 6.08. Collection Suit by Trustee.  If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing with respect to a Series of Securities, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or the Guarantor for the whole amount then due and owing by the Issuer or the Guarantor (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

If an Event of Default with respect to Securities of any Series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such Series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 6.09. Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Issuer or the Guarantor or any of their respective Subsidiaries, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10. Priorities.  If any money or property is collected by the Trustee pursuant to this Article VI with respect to any Series of Securities, or while an Event of Default is continuing, any moneys or properties are distributable in respect of the Issuer’s or the Guarantor’s obligations under this Indenture, such moneys or properties shall be paid out or distributed in the following order:

FIRST:  to the Trustee and any predecessor Trustee for amounts due under Section 7.07;

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SECOND:  to Holders for amounts due and unpaid on the Securities of that Series for the principal amount of, and premium, if any, and accrued and unpaid interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities of that Series for the principal amount of, and premium, if any, and accrued and unpaid interest, respectively; and

THIRD:  to the Issuer.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section.  At least 15 days before such record date, the Trustee shall mail to each Holder and the Issuer a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11. Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing, by any party litigant in the suit, of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities of any Series.

SECTION 6.12. Waiver of Stay or Extension Laws.  Neither the Issuer nor the Guarantor (to the extent it may lawfully do so) shall at any time insist upon, plead, or in any manner whatsoever claim to take the benefit or advantage of, any stay or extension law, wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Issuer or the Guarantor from paying all or any portion of the principal of or premium or interest on any Securities when the same becomes due and payable at the Stated Maturity or on redemption, repurchase at the option of the Holders or otherwise as contemplated herein, or may affect the covenants contained herein or any usury or other law or the performance of this Indenture; and each of the Issuer and the Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 6.13. Restoration of Rights and Remedies.  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

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ARTICLE VII

Trustee

SECTION 7.01. Duties of Trustee.  (a) If an Event of Default has occurred and is continuing with respect to any Series of Securities, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default with respect to any Series of Securities:

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to the Securities of that Series, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may, with respect to Securities of that Series, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(e) Money held in trust by the Trustee need not be segregated from funds except to the extent required by law.

(f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

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(g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the Trust Indenture Act.

SECTION 7.02. Rights of Trustee.  (a) The Trustee may conclusively rely on any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities, shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document.

(g) The Trustee shall not be deemed to have notice of any Default or Event of Default with respect to the Securities of any Series unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default given by the Issuer or by the Holders of at least 25% of the aggregate principal amount of Securities of that Series then outstanding is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references such Securities and this Indenture.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to and shall be enforceable by the Trustee in each of its capacities hereunder, and to each Agent, custodian and other Person employed to act hereunder.

(i) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by the Trustee in compliance with such request or direction.

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(j) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate.

(k) The permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty of the Trustee.

(l) In no event shall the Trustee be responsible or liable for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(m) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil, or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 7.03. Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.  Any Paying Agent, Registrar or co-paying agent may do the same with like rights.  However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04. Trustee’s Disclaimer.  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities or the Guarantees, it shall not be accountable for the Issuer’s use of the proceeds from the Securities, it shall not be accountable for funds received and disbursed in accordance with this Indenture and it shall not be responsible for any statement in this Indenture, in the Securities, or in any document executed or used in connection with the sale of the Securities, other than those set forth in the Trustee’s certificate of authentication.

SECTION 7.05. Notice of Defaults.  If a Default with respect to Securities of any Series occurs and is continuing and if it is actually known to a Trust Officer of the Trustee, the Trustee shall mail to each Holder of that Series notice of the Default within 30 days after it occurs.  Except in the case of a Default with respect to Securities of any Series in payment of the principal amount of, and premium, if any, and accrued and unpaid interest on any Security of that Series, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

SECTION 7.06. Reports by Trustee to Holder.  Within 60 days after May 15 of each year beginning with the first May 15 following the date of this Indenture for so long as Securities remain outstanding, the Trustee shall mail to each Holder as provided in Section 313(c) of the

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Trust Indenture Act  a brief report dated as of such reporting date that complies with Section 313(a) of the Trust Indenture Act.  The Trustee shall also comply with Section 313 (b)(2) of the Trust Indenture Act.

A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed.  The Issuer agrees to notify promptly the Trustee whenever such Securities become listed on any stock exchange and of any delisting thereof.

SECTION 7.07. Compensation and Indemnity.  The Issuer shall pay to the Trustee from time to time such compensation for its services as the Issuer and the Trustee shall from time to time agree in writing.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it in connection with such Series, including costs of collection, in addition to the compensation for its services.  Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts in connection with such Series.  The Issuer shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys’ fees) incurred by or in connection with the administration of this trust and the performance of its duties or exercise of its rights or powers hereunder.  The Trustee shall notify the Issuer of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Issuer shall not relieve the Issuer of its indemnity obligations hereunder.  The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence.

To secure the payment obligations pursuant to this Section of the Issuer with respect to a Series, the Trustee shall have a lien prior to the Securities of such Series on all money or property held or collected by the Trustee in connection with such Series other than money or property held in trust to pay the principal of and premium and interest on particular Securities.

The Issuer’s payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee.  When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(5) or (6) with respect to the Issuer or the Guarantor, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

“Trustee” for the purposes of this Section 7.07 shall include any predecessor Trustee and the Trustee in each of its capacities hereunder and each Agent, custodian and other Person employed to act hereunder; provided, however, that the negligence or willful misconduct of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

SECTION 7.08. Replacement of Trustee.  The Trustee may resign at any time with respect to the Securities of any Series by so notifying the Issuer.  The Holders of a majority in principal amount of the Securities of any Series may remove the Trustee and may appoint a

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successor Trustee with respect to such Series of Securities.  The Issuer shall remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged bankrupt or insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Issuer or by the Holders of a majority in principal amount of the Securities of any Series or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee) and such Holders do not reasonably promptly appoint a successor Trustee, the Issuer shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders of that Series of Securities.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities of that Series may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder of that Series of Securities may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate-trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and if at that time any of the Securities shall not have been authenticated, any such successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in

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the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10. Eligibility; Disqualification.  At all times, the Trustee shall satisfy the requirements of Trust Indenture Act Section 310(a).  The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.  The Trustee shall comply with Trust Indenture Act Section 310(b); provided, however, that there shall be excluded from the operation of Trust Indenture Act Section 310(b)(1) each Series and any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in Trust Indenture Act Section 310(b)(1) are met.

SECTION 7.11. Preferential Collection of Claims Against the Issuer.  The Trustee shall comply with Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b).  A Trustee who has resigned or has been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated.

ARTICLE VIII

Legal Defeasance And Covenant Defeasance; Satisfaction And Discharge

SECTION 8.01. Option to Effect Legal Defeasance or Covenant Defeasance.  At the option of the Issuer’s Board of Directors evidenced by resolutions set forth in an Officers’ Certificate, at any time, the Issuer may elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Securities of any Series upon compliance with the conditions set forth below in Section 8.04.

SECTION 8.02. Legal Defeasance and Discharge.  Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02 with respect to any Series of Securities, the Issuer (and any Guarantor with respect to such Series) shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Securities of that Series on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities of that Series, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a) the rights of Holders of outstanding Securities of that Series to receive solely from the funds deposited in trust with the Trustee described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, and premium, if any, and interest on such Securities when such payments are due;

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(b) Section 4.06 and the Issuer’s obligations with respect to such Securities of that Series under Article II;

(c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer’s obligations in connection therewith; and

(d) this Article VIII.

Subject to compliance with this Article VIII, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03. Covenant Defeasance.  Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 with respect to any Series of Securities, the Issuer (and any Guarantor with respect to such Series) shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Article IVA and Article V with respect to the outstanding Securities of that Series on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Securities of that Series shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Securities of that Series, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, and such omission to comply shall not constitute a Default or an Event of Default with respect to such Securities under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

SECTION 8.04. Conditions to Legal or Covenant Defeasance.  The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Securities of any Series:

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to any Series of Securities:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of that Series of Securities, U.S. dollars, Government Securities (which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, United States dollars), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized independent registered public accounting firm, to pay the principal of, and premium, if any, and interest on the outstanding Securities of that Series on the stated date for payment thereof or on the applicable redemption date, as the case may be;

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(2) in the case of an election under Section 8.02 hereof, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

(a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling; or

(b) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Securities of that Series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of an election under Section 8.03 hereof, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Securities of that Series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Event of Default with respect to that Series of Securities shall have occurred and be continuing either:

(x)           on the date of such deposit (other than an Event of Default with respect to that Series of Securities resulting from the borrowing of funds to be applied to such deposit); or

(y)           insofar as Sections 6.01(5) or 6.01(6) hereof are concerned, at any time in the period ending on the 91st day after the date of deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuer is a party or by which the Issuer is bound;

(6) the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of that Series of Securities over any other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer or others;

(7) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

(8) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture.

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SECTION 8.05. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.  Subject to Section 8.06 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of any outstanding Series of Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.  Money so held in trust is not subject to the Trustee’s rights under Section 7.07.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities of that Series.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized independent registered public accounting firm expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06. Repayment to the Issuer.  Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, and premium, if any, or interest on any Security of a Series and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Security, as an unsecured general creditor, shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Issuer cause to be published once, in the New York Times and The Wall Street Journal (national edition), or cause to be mailed to such Holder, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

SECTION 8.07. Reinstatement.  If the Trustee or Paying Agent is unable to apply any U.S. dollars or Government Securities in accordance with Section 8.02 or 8.03 thereof, as the case may be, with respect to any Series of Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Issuer under this Indenture with respect to the Securities of such Series shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such

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money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, and premium, if any, or interest on any Security following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

SECTION 8.08. Satisfaction and Discharge of Indenture.  Except as set forth below, upon request of the Issuer, this Indenture shall cease to be of further effect with respect to any Series of Securities specified in such request (except as to any surviving rights of registration of transfer or exchange of Securities of such Series expressly provided for herein or pursuant hereto) and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such Series when

(1) either

(A) all Securities of such Series theretofore authenticated and delivered (other than Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.08 and Securities for whose payment money has theretofore been deposited in trust by the Issuer with the Trustee or any Paying Agent or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust as provided in Section 8.06) have been delivered to the Trustee for cancellation; or

(B) all Securities of such Series

(i) have become due and payable, or

(ii) will become due and payable at their Stated Maturity within one year, or

(iii) if redeemable at the option of the Issuer, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose, solely for the benefit of the Holders, immediately available funds in U.S. dollars in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal, premium, if any, and interest, if any, to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or redemption date, as the case may be; provided, however, that there shall not exist on the date of such deposit a Default or Event of Default; provided, further, that such deposit shall not result in a breach or violation of, or constitute a Default under this Indenture or a default under any other agreement or instrument to which the Issuer or the Guarantor is a party or to which the Issuer or the Guarantor is bound;

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(2) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

(3) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such Series have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, (i) the obligations of the Issuer to the Trustee under Section 7.07, (ii) the obligations under Section 4.06 and (iii) if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Sections 8.06 and 8.09, shall survive such satisfaction and discharge of this Indenture.

SECTION 8.09. Application of Trust Money.  Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant Section 8.08 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest, if any, for whose payment such money has been deposited with or received by the Trustee; but such money need not be segregated from other funds except to the extent required by law.  Money so held in trust is not subject to the Trustee’s rights under Section 7.07.

ARTICLE IX

Amendments

SECTION 9.01. Without Consent of Holders.  The Issuer, the Guarantor and the Trustee may amend this Indenture as it applies to any Series of Securities or any of the other terms of such Series without notice to or consent of any Holder:

(1) to evidence the succession of another Person to the Issuer or the Guarantor pursuant to Article V or Article X, as the case may be, and the assumption by such successor of the Issuer’s or the Guarantor’s, as applicable, covenants, agreements and obligations in this Indenture and with respect to the Securities and the Guarantee;

(2) to surrender any right or power conferred upon the Issuer, to add to the covenants such further covenants, restrictions, conditions or provisions for the protection of the Holders of such Series of Securities and to make the occurrence, or the occurrence and continuance, of a default in respect of any such additional covenants, restrictions, conditions or provisions a Default or an Event of Default under this Indenture with respect to such Series; provided, however, that with respect to any such additional covenant, restriction, condition or provision, such amendment may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other Defaults, may provide for an immediate enforcement upon such Default, may limit the remedies available to the Trustee upon such Default or may limit the right of Holders of a majority in aggregate principal amount of the Securities of any Series to waive such default;

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(3) to cure any ambiguity or correct or supplement any provision contained in this Indenture or in any Securities that may be defective or inconsistent with any other provision contained therein;

(4) to convey, transfer, assign, mortgage or pledge any property to or with the Trustee, or to make such other provisions in regard to matters or questions arising under this Indenture as shall not adversely affect the interests of any Holders of Securities of such Series;

(5) to modify or amend this Indenture in such a manner as to permit the qualification of this Indenture or any supplemental indenture under the Trust Indenture Act as then in effect;

(6) to permit Securities in registered form to be exchanged for Securities in bearer form, or to permit or facilitate the issuance of Securities of such Series in uncertificated form, provided that any such action shall not adversely affect the interests of the Holders of Securities in any material respect;

(7) to add Guarantees with respect to the Securities or to secure the Securities;

(8) to make any change that does not adversely affect the rights of any Holder of Securities of such Series; or

(9) to evidence and provide for the acceptance of appointment by a successor or separate Trustee with respect to the Securities of one or more Series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of this Indenture by more than one Trustee.

The Issuer, the Guarantor and the Trustee may amend this Indenture without notice to or consent of any Holder to add to, change, or eliminate any of the provisions of this Indenture, so long as any such addition, change or elimination not otherwise permitted under this Indenture shall (A) neither apply to any Security of any Series outstanding at the time of the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the Holders of any such Security with respect to the benefit of such provision or (B) become effective only when there is no such Security outstanding.

SECTION 9.02. With Consent of Holders.  The Issuer, the Guarantor and the Trustee may amend this Indenture as it applies to any Series of Securities or any of the other terms of such Series with the written consent of the Holders of at least a majority in principal amount of the Securities of such Series then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities).  However, without the consent of each Holder of an affected Security, an amendment may not:

(1) make any change to the percentage of principal amount of the outstanding Securities of the applicable Series, the consent of whose Holders is required for any amendment, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture;

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(2) make any change that adversely affects such Holder’s right to require the Issuer to purchase such Security in accordance with the terms thereof and this Indenture;

(3) except as provided under Article VIII hereof or in accordance with the terms of any Guarantee, release any Guarantor from any of its obligations under its Guarantee or make any change in a Guarantee that would adversely affect such Holder;

(4) make any change in Section 6.04 or 6.07 or this Section 9.02, except to increase any percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holders of each Security outstanding affected thereby;

(5) change the Scheduled Maturity of any Security, or reduce the principal amount thereof or the premium, if any, or the rate of interest thereon, or change the coin or currency in which, any Securities or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date);

(6) change any obligation of the Issuer to maintain an office or agency in the places and for the purposes specified in Section 2.04;

(7) provide for the subordination of a Security or the Guarantee to any obligation of the Issuer or the Guarantor, respectively; or

(8) reduce the redemption price of any Securities.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.  After an amendment under this Section becomes effective, the Issuer shall mail to all affected Holders a notice briefly describing such amendment.  The failure to give such notice to all such Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

An amendment of this Indenture that is approved by the Holders of a particular Series of Securities shall be deemed not to affect the rights under this Indenture of the Holders of any other Series of Securities unless such amendment shall also be approved by the requisite Holders of such other Series of Securities.

SECTION 9.03. Compliance with Trust Indenture Act.  Every amendment to this Indenture or the Securities shall comply with the Trust Indenture Act as then in effect.

SECTION 9.04. Revocation and Effect of Consents and Waivers.  A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security.  However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation

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before the date the amendment or waiver becomes effective.  After an amendment or waiver becomes effective, it shall bind every Holder.  An amendment becomes effective once both (i) the requisite number of consents have been received by the Issuer or the Trustee and (ii) such amendment has been executed by the Issuer and the Trustee.  A waiver becomes effective when the requisite Holders have executed such waiver.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above.  If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.

SECTION 9.05. Notation on or Exchange of Securities.  If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee.  The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder.  Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.  Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

SECTION 9.06. Trustee To Sign Amendments.  The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not affect the rights, duties, liabilities or immunities of the Trustee.  If it does, the Trustee may but need not sign it.  In signing such amendment the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Issuer and the Guarantor enforceable against it in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

SECTION 9.07. Payment for Consent.  Neither the Issuer nor any Affiliate of the Issuer shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of Securities of a Series for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders of Securities of such Series, ratably, that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

ARTICLE X

Guarantees

SECTION 10.01. Guarantees.  The Guarantor hereby fully and unconditionally guarantees to each Holder of each Security which is authenticated and delivered by the Trustee, and to the Trustee for itself and on behalf of each such Holder, the due and punctual payment in full, of the principal of, and premium, if any, and interest (including, in case of default, interest

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on principal and, to the extent permitted by applicable law, on overdue interest and including any additional interest required to be paid according to the terms of any such Security), if any, on such Security, when and as the same shall become due and payable, whether at Stated Maturity, upon redemption, upon acceleration, upon tender for repayment at the option of any Holder or otherwise, according to the terms thereof and of this Indenture and all other obligations of the Issuer with respect to such Security to the Holder or the Trustee hereunder or thereunder (the “Guarantor Obligations”).  In case of the failure of the Issuer or any successor thereto punctually to pay in full any such principal, premium or interest, the Guarantor hereby agrees to cause any such payment to be made punctually in full when and as the same shall become due and payable, whether at Stated Maturity, upon redemption, upon declaration of acceleration, or otherwise, as if such payment were made by the Issuer.  The Guarantor agrees that this Guarantee is a guarantee of payment and not a guarantee of collection.

The Guarantor hereby agrees that its Guarantor Obligations hereunder with respect to any Securities shall be as if it were principal debtor and not merely surety and shall be absolute and unconditional, irrespective of the identity of the Issuer, the validity, regularity or enforceability of any such Security appertaining thereto or this Indenture, the absence of any action to enforce the same, any waiver or consent by the Holder of any such Security with respect to any provisions thereof, the recovery of any judgment against the Issuer or any action to enforce the same, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor including but not limited to: (A) any right to require any of the Trustee, the Holders or the Issuer (each a “Benefited Party”), as a condition of payment or performance by the Guarantor, to (1) proceed against the Guarantor, the Issuer or any other Person, (2) proceed against or exhaust any security held from the Guarantor, the Issuer or any other Person or (3) proceed against or have to resort to any balance of any deposit account or credit on the books of any Benefited Party in favor of the Guarantor, the Issuer or any other Person, and (B) any defense based on or arising out of the lack of validity or the unenforceability of the obligations under this Guarantee or any agreement or instrument relating hereto.  The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that its Guarantee will not be discharged except by complete performance of its obligations contained in any such Security and in this Guarantee.

If the Trustee or the Holder of any Security is required by any court or otherwise to return to the Issuer or the Guarantor, or any custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official acting in relation to the Issuer or the Guarantor, any amount paid to the Trustee or such Holder in respect of a Security included in such Guarantor’s Guarantor Obligations, the applicable Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.  The Guarantor further agrees, to the fullest extent that it may lawfully do so, that, as between the Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations included in such Guarantor’s Guarantor Obligations may be accelerated as provided in Article VI hereof for the purposes of the applicable Guarantee, notwithstanding any stay, injunction or other prohibition extant under any applicable bankruptcy law preventing such acceleration in respect of the obligations guaranteed hereby and (2) in the event of any declaration of acceleration of such obligations as provided in

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Article VI hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantor for the purpose of this Guarantee.

The Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment and performance in full of all obligations guaranteed hereby, provided that the foregoing shall not be deemed to restrict any separate indemnity agreement between the Issuer and the Guarantor.

The Guarantor hereby agrees to pay any and all costs and expenses incurred by the Trustee in enforcing its respective rights under the Guarantee.

The Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation or reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a custodian be appointed for all or any significant part of the Issuer’s assets.

SECTION 10.02. Execution and Delivery of Guarantees.  To evidence its Guarantees with respect to Securities of any Series, the Guarantor hereby agrees to execute such Guarantees, in a form included on Exhibit D hereto, to be endorsed on each Security of such Series authenticated and delivered by the Trustee.  Each such Guarantee shall be executed on behalf of the Guarantor by the Chairman of the Board, the chief executive officer, the chief financial officer, the president, any vice president, the treasurer, the controller or the secretary of such Guarantor.  The signature of any of these officers on the Guarantees may be manual or facsimile.

Guarantees bearing the manual or facsimile signatures of the individuals who were the proper officers of the Guarantor shall bind the Guarantor, notwithstanding that such individuals or any of them have ceased to hold such offices prior to or after the authentication and delivery of the Securities upon which such Guarantees are endorsed or did not hold such offices at the date of such Securities.

The delivery of any Securities by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantees endorsed thereon on behalf of the Guarantor.  The Guarantor hereby agrees that its Guarantees made pursuant to this Article X shall remain in full force and effect notwithstanding any failure to endorse on each such Security a notation of such Guarantee.

SECTION 10.03. Limitation of Guarantor’s Liability.  The Guarantor and, by its acceptance of a Security guaranteed by such Guarantor, each Holder of such Security hereby confirms that it is the intention of all such parties that in no event shall any Guarantor Obligations under the Guarantees constitute or result in a fraudulent transfer or conveyance for purposes of, or result in a violation of, any United States federal, or applicable United States state, fraudulent transfer or conveyance or similar law.  To effectuate the foregoing intention, in the event that the Guarantor Obligations in respect of the Securities of any Series would, but for this sentence, constitute or result in such a fraudulent transfer or conveyance or violation, then the liability of the Guarantor under its Guarantees in respect of the Securities of such Series shall be reduced to the extent necessary to eliminate such fraudulent transfer or conveyance or violation under the applicable fraudulent transfer or conveyance or similar law.

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SECTION 10.04. Merger and Consolidation.  The Guarantor shall not consolidate with or merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all its properties and assets to, any Person, whether in a single transaction or a series of related transactions, unless:

(i) the Guarantor is the surviving Person in such merger or the resulting, surviving or transferee Person (the “Successor Guarantor”) shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Guarantor (if not the Guarantor) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Guarantor under the Guarantee of the Securities and this Indenture;

(ii) immediately after giving effect to such transaction no Default under Section 6.01(1) or (2) or Event of Default with respect to any Series guaranteed by the Guarantor shall have occurred and be continuing; and

(iii) the Successor Guarantor or the Guarantor, as applicable, shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

In the event of the assumption by the Successor Guarantor of the obligations of the Guarantor as provided above as a result of a merger or consolidation, such Successor Guarantor shall succeed to and be substituted for the Guarantor hereunder and under the Securities and the Guarantee and all such obligations of the Guarantor shall terminate; provided, however, that no sale, conveyance, transfer, lease or disposition shall have the effect of releasing the Person named as the “Guarantor” in the first paragraph of this Indenture or any successor Person which shall theretofore have become such in the manner prescribed in this Article from its liability as guarantor under the Guarantee.

A Successor Guarantor may cause to be signed any or all of the Guarantees to be endorsed upon all of the Securities issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee. All the Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

ARTICLE XI

Miscellaneous

SECTION 11.01. Trust Indenture Act Controls.  If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the Trust Indenture Act, the required provision shall control.

Amended and Restated PBGC Indenture

SECTION 11.02. Notices.  Any notice or communication shall be in writing and delivered in person, by facsimile or mailed by first-class mail or sent by overnight courier guaranteeing next Business Day delivery addressed as follows:

If to the Issuer:

United Continental Holdings, Inc.
77 W. Wacker Drive
Chicago, Illinois 60601
Attention:  Treasurer

If to the Guarantor:

United Air Lines, Inc.
77 W. Wacker Drive
Chicago, Illinois 60601
Attention:  Treasurer

If to the Trustee:
The Bank of New York Mellon Trust Company, N.A.
Chicago Corporate Trust
2 North LaSalle St.
Suite 1020
Chicago, IL 60602
Facsimile: (312) 827-8542

An Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11.03. Communication by Holders with Other Holders.  Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities.  The Issuer, the Guarantor, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).

SECTION 11.04. Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Issuer or the Guarantor to the Trustee to take or refrain from taking any action under this Indenture, the Issuer or the Guarantor, as the case may be, shall furnish to the Trustee:

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(1) an Officers’ Certificate of the Issuer or the Guarantor, as the case may be, in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with.

SECTION 11.05. Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1) a statement that the individual making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such individual, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

SECTION 11.06. Severability.  If any provision in this Indenture is deemed unenforceable, it shall not affect the validity or enforceability of any other provision set forth herein, or of this Indenture as a whole.

SECTION 11.07. Rules by Trustee, Paying Agent and Registrar.  The Trustee may make reasonable rules for action by or a meeting of Holders.  The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 11.08. Legal Holidays.  A “Legal Holiday” is a Saturday, Sunday or other day on which banking institutions in New York State are authorized or required by law to close.  If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.  If a regular Record Date is a Legal Holiday, the Record Date shall not be affected.

SECTION 11.09. Governing Law.  THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

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SECTION 11.10. No Recourse Against Others.  A director, officer, employee or shareholder, as such, of the Issuer or the Guarantor shall not have any liability for any obligations of the Issuer or the Guarantor under the Securities, the Guarantees or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Security, each Holder shall waive and release all such liability.  The waiver and release shall be part of the consideration for the issuance of the Securities.

SECTION 11.11. Successors.  All agreements of the Issuer and the Guarantor in this Indenture, the Securities and the Guarantees shall bind their respective successors.  All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.12. Multiple Originals.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy of this Indenture is enough to prove this Indenture.

SECTION 11.13. Table of Contents; Headings.  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

[Signature Page to follow]

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IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

UNITED CONTINENTAL HOLDINGS, INC.

By:
Name:
Title:

UNITED AIR LINES, INC.

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

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PBGC Indenture

Annex A to
Amended and Restated Indenture

The Series A Securities shall have the following terms:

1.	Title: 6% Notes due 2026.

2.	Aggregate Principal Amount: $326,192,000 (except for Securities authenticated and delivered upon registration of transfer of, in exchange for, or in lieu of, other Series A Securities).

3.	Stated Maturity: The outstanding principal amount of the Series A Securities shall be due and payable in full on July 15, 2026.

4.
Interest Rate:  The Issuer shall pay interest on the Series A Securities at a rate per annum of 6% (calculated on the basis of a 360-day year of twelve 30-day months), payable semi-annually in arrears on January 15 and July 15 in each year (each, an “Interest Payment Date”) until the principal thereof has been paid in full, commencing on July 15, 2013, to the Persons in whose names the Series A Securities are registered at the close of business on the next preceding January 1 and July 1, respectively (each such date being referred to as the “Record Date” with respect to the next subsequent Interest Payment Date).  Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of this Indenture.  The Issuer shall pay interest on demand of the Trustee at a rate per annum of 7% (calculated on the basis of a 360-day year of twelve 30-day months) on any overdue principal of (and premium, if any, on) the Series A Securities and (to the extent enforceable under applicable law) on any overdue installment of interest thereon (without regard to any applicable grace period).

5.
Optional Redemption.  The Series A Securities may be redeemed at the option of the Issuer at any time, in whole or in part, pursuant to Article III of the Indenture at a redemption price of 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest thereon to the redemption date, but without premium or penalty.

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Annex B to
Amended and Restated Indenture

The Series B Securities shall have the following terms:

1.	Title: 6% Notes due 2028.

2.	Aggregate Principal Amount: $326,191,000 (except for Securities authenticated and delivered upon registration of transfer of, in exchange for, or in lieu of, other Series B Securities).

3.	Stated Maturity: The outstanding principal amount of the Series B Securities shall be due and payable in full on July 15, 2028.

4.
Interest Rate:  The Issuer shall pay interest on the Series B Securities at a rate per annum of 6% (calculated on the basis of a 360-day year of twelve 30-day months), payable semi-annually in arrears on January 15 and July 15 in each year (each, an “Interest Payment Date”) until the principal thereof has been paid in full, commencing on July 15, 2013, to the Persons in whose names the Series B Securities are registered at the close of business on the next preceding January 1 and July 1, respectively (each such date being referred to as the “Record Date” with respect to the next subsequent Interest Payment Date).  Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of this Indenture.  The Issuer shall pay interest on demand of the Trustee at a rate per annum of 7% (calculated on the basis of a 360-day year of twelve 30-day months) on any overdue principal of (and premium, if any, on) the Series B Securities and (to the extent enforceable under applicable law) on any overdue installment of interest thereon (without regard to any applicable grace period).

5.
Optional Redemption.  The Series B Securities may be redeemed at the option of the Issuer at any time, in whole or in part, pursuant to Article III of the Indenture at a redemption price of 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest thereon to the redemption date, but without premium or penalty.

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Annex C to
Amended and Restated Indenture

The Series C Securities shall have the following terms:

1.	Title: 8% Notes due 2024.

2.	Aggregate Principal Amount: $400,000,000 (except for Securities authenticated and delivered upon registration of transfer of, in exchange for, or in lieu of, other Series C Securities).

3.	Stated Maturity: The outstanding principal amount of the Series C Securities shall be due and payable in full on July 15, 2024.

4.
Interest Rate:  The Issuer shall pay interest on the Series C Securities at a rate per annum of 8% (calculated on the basis of a 360-day year of twelve 30-day months), payable semi-annually in arrears on January 15 and July 15 in each year (each, an “Interest Payment Date”) until the principal thereof has been paid in full, commencing on July 15, 2013, to the Persons in whose names the Series C Securities are registered at the close of business on the next preceding January 1 and July 1, respectively (each such date being referred to as the “Record Date” with respect to the next subsequent Interest Payment Date).  Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of this Indenture.  The Issuer shall pay interest on demand of the Trustee at a rate per annum of 9% (calculated on the basis of a 360-day year of twelve 30-day months) on any overdue principal of (and premium, if any, on) the Series C Securities and (to the extent enforceable under applicable law) on any overdue installment of interest thereon (without regard to any applicable grace period).

5.
Optional Redemption.  The Series C Securities may be redeemed at the option of the Issuer at any time, in whole or in part, pursuant to Article III of the Indenture at a redemption price of 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest thereon to the redemption date, but without premium or penalty.

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EXHIBIT A
[FORM OF SERIES A SECURITY]

[INSERT GLOBAL NOTE LEGEND AS SPECIFIED IN SECTION 2.14,
IF APPLICABLE]

CUSIP No.: [                      ]

UNITED CONTINENTAL HOLDINGS, INC.

6% NOTES DUE 2026

No.  [                      ]

UNITED CONTINENTAL HOLDINGS, INC., a Delaware corporation (the “Company,” which term includes any successor entity), for value received promises to pay to [           ] or registered assigns, the principal sum of $[               ] Dollars, on July 15, 2026.

Interest Payment Dates: January 15 and July 15, beginning on July 15, 2013.

Record Dates: January 1 and July 1.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

UNITED CONTINENTAL HOLDINGS, INC.

By:
Name:
Title:

By:
Name:
Title:

Certificate of Authentication

This is one of the 6% Notes due 2026 referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Dated:  [                      ]

(REVERSE OF SECURITY)

6% NOTES DUE 2026

(1)           Interest.  United Continental Holdings, Inc., a Delaware corporation (the “Company”), shall pay interest on the principal amount of this Note at a rate per annum of 6% (calculated on the basis of a 360-day year of twelve 30-day months), payable semi-annually in arrears, on each Interest Payment Date until the principal thereof has been paid in full, commencing on July 15, 2013, to the Person in whose name this Note is registered at the close of business on the Record Date next preceding such Interest Payment Date.  Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from [__].  The Company shall pay interest at a rate per annum of 7% (calculated on the basis of a 360-day year of twelve 30-day months) on any overdue principal of (and premium, if any, on) this Note and (to the extent enforceable under applicable law) on any overdue installment of interest thereon (without regard to any applicable grace period).

(2)           Terms of Payment.  Interest on the Notes which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name the Note is registered at the close of business on the Record Date next preceding such Interest Payment Date at the office or agency of the Company maintained for such purpose under the Indenture; provided, however, that each installment of interest on any Note may be paid at the Company’s option by mailing a check for such interest, payable to or upon the written order of the Person entitled thereto, to the address of such Person as it appears on the register for such Note or by wire transfer to an account of the Person entitled thereto as such account shall be provided to the Registrar for such Notes and shall appear on the applicable register.  Payments of principal of a Note shall be made against surrender of such Note at the office or agency of the Company maintained for such purpose pursuant to the Indenture at the Company’s option by check payable to or upon the written order of the Person entitled thereto or by wire transfer to an account of the Person entitled thereto as such account shall be provided to the Registrar for such Notes.  All amounts payable by the Company with respect to the Notes shall be in U.S. dollars.

(3)           Registrar and Paying Agent.  Initially, The Bank of New York Mellon Trust Company, N.A., a national banking association, not in its individual capacity but solely as trustee (the “Trustee”), will act as Paying Agent and Registrar for the Notes.  The Company may remove any Paying Agent or Registrar without notice to the Holders.

(4)           Indenture.  The Company issued the Notes under the Amended and Restated Indenture dated as of [•], 2012 (the “Indenture”), among the Company, United Air Lines, Inc., as Guarantor (the “Guarantor”) and the Trustee.  This Note is one of a duly authorized series of notes of the Company designated as its 6% Notes due 2026.  The Notes are limited in aggregate principal amount to $326,192,000.  Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein.  The terms of the Notes include those stated in the Indenture and made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture.  Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them.  To the extent any provision of these Notes limits, qualifies or conflicts with another provision which is required to be included in the Indenture by the TIA, the required provision shall control.  The Notes are general unsecured obligations of the Company.  Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

(5)           Optional Redemption/Change of Control Offers.

(a)           The Notes will be redeemable, at the Company’s option, at any time, in whole or in part, pursuant to the terms of the Indenture at a redemption price of 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to the redemption date, but without premium or penalty.  At least 30 days but not more than 60 days before a date for redemption of the Notes, the Company shall mail a notice of redemption by first-class mail to each Holder of Notes to be redeemed at such Holder’s registered address.

(b)           Upon the occurrence of a Change of Control, each Holder will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of the Notes pursuant to a Change of Control Offer at a purchase price of 101% of the aggregate principal amount of the Notes repurchased, plus interest to the date of purchase.

(6)           Denominations; Transfer; Exchange.  The Notes shall be issuable in denominations of $1,000 or any integral multiple thereof.  Where Notes are presented to the Registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes, the Registrar shall register the transfer of or make the exchange if its requirements for such transactions are met.  No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted in the Indenture), but the Company may require the payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than with respect to exchanges of temporary securities, securities redeemed in part, or to amend the terms of a Note).  The Company and the Registrar need not register the transfer of or any exchange of any Notes or portions thereof selected, called or being called for redemption.

(7)           Persons Deemed Owners.  The  registered Holder of a Note shall be treated as the owner of it for all purposes.

(8)           Unclaimed Money.  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of principal of or interest on any Note and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust.  Thereafter, the Holder of such Note shall look only to the Company for payment thereof, and all liability of the Trustee and such Paying Agent with respect to such money, and all liability of the Company as trustee thereof, shall cease.

(9)           Satisfaction and Discharge Prior to Redemption or Maturity.  Subject to certain conditions, the Company may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee as trust funds in trust money or

Government Securities in an amount sufficient to pay the principal of, premium, if any, and interest on the Notes to redemption or Maturity.

(10)           Amendment; Supplement; Waiver.  Subject to certain exceptions, the provisions of the Indenture relating to the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding and any existing Default relating to the Notes may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding.  Without notice to or consent of any Holder, the Company, the Guarantor and the Trustee may amend the Indenture as it applies to any Notes or any of the other terms of such Notes to, among other things, cure any ambiguity or correct or supplement any provision contained in the Indenture or in any Notes which may be defective or inconsistent with any other provision contained therein.

(11)           Defaults and Remedies.  If an Event of Default with respect to the Notes occurs and is continuing (other than an Event of Default relating to certain bankruptcy and similar matters), the Trustee or the Holders of at least 25% in principal amount of Notes then outstanding may declare the principal amount of, and accrued and unpaid interest on, all the Notes to be due and payable immediately.  If an Event of Default relating to certain bankruptcy and similar matters occurs, the principal amount of, and accrued and unpaid interest on, all the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.  Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to the terms of the Indenture, the Trustee is not obligated to exercise any of its rights or powers under the Indenture unless the Holders have offered security or indemnity satisfactory to it.  The Indenture permits, subject to certain limitations therein provided, Holders of a majority in principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power conferred on the Trustee with respect to the Notes.  The Trustee may withhold from Holders of Notes notice of any continuing Default with respect to the Notes (except a Default in payment of principal, premium, if any, or accrued and unpaid interest with respect to the Notes) in accordance with the provisions of the Indenture if it determines that withholding notice is in the interest of the Holders.

(12)           Trustee Dealings With Company.  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

(13)           No Recourse Against Others.  A director, officer, employee or shareholder, as such, of the Company or the Guarantor shall not have any liability for any obligations of the Company or the Guarantor under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Note, each Holder waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

(14)           Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(15)           Governing Law.  The laws of the State of New York shall govern this Note and the Indenture, without regard to principles of conflicts of law.

(16)           Abbreviations and Defined Terms.  Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as:  TEN CON (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17)           CUSIP Numbers.  The Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes.  No representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice to Holders.  Reliance may be placed only on the other elements of identification printed on the Notes, and any such notice shall not be affected by any defect or omission of such CUSIP numbers.

The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture.  Requests may be made to United Continental Holdings, Inc., 77 W. Wacker Drive, Chicago, Illinois 60601, Attn: Treasurer.

ASSIGNMENT FORM

If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

(Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint                                                                      , agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.05 of the Indenture, check the box below:

☐ Section 4.05

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.05 of the Indenture, state the amount you elect to have purchased:

$_______________

Date:  _______________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:  _________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

EXHIBIT B

[FORM OF SERIES B SECURITY]

[INSERT GLOBAL NOTE LEGEND AS SPECIFIED IN SECTION 2.14,
IF APPLICABLE]

CUSIP No.: [            ]

UNITED CONTINENTAL HOLDINGS, INC.

6% NOTES DUE 2028

No.  [            ]

UNITED CONTINENTAL HOLDINGS, INC., a Delaware corporation (the “Company,” which term includes any successor entity), for value received promises to pay to [        ] or registered assigns, the principal sum of $[        ] Dollars, on July15, 2028.

Interest Payment Dates: January 15 and July 15, beginning on July 15, 2013.

Record Dates: January 1 and July 1.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

UNITED CONTINENTAL HOLDINGS, INC.

By:
Name:
Title:

By:
Name:
Title:

Certificate of Authentication

This is one of the 6% Notes due 2028 referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Dated:  [             ]

(REVERSE OF SECURITY)

6% NOTES DUE 2028

(1)           Interest.  United Continental Holdings, Inc., a Delaware corporation (the “Company”), shall pay interest on the principal amount of this Note at a rate per annum of 6% (calculated on the basis of a 360-day year of twelve 30-day months), payable semi-annually in arrears, on each Interest Payment Date until the principal thereof has been paid in full, commencing on July 15, 2013, to the Person in whose name this Note is registered at the close of business on the Record Date next preceding such Interest Payment Date.  Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from [__].  The Company shall pay interest at a rate per annum of 7% (calculated on the basis of a 360-day year of twelve 30-day months) on any overdue principal of (and premium, if any, on) this Note and (to the extent enforceable under applicable law) on any overdue installment of interest thereon (without regard to any applicable grace period).

(2)           Terms of Payment.  Interest on the Notes which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name the Note is registered at the close of business on the Record Date next preceding such Interest Payment Date at the office or agency of the Company maintained for such purpose under the Indenture; provided, however, that each installment of interest on any Note may be paid at the Company’s option by mailing a check for such interest, payable to or upon the written order of the Person entitled thereto, to the address of such Person as it appears on the register for such Note or by wire transfer to an account of the Person entitled thereto as such account shall be provided to the Registrar for such Notes and shall appear on the applicable register.  Payments of principal of a Note shall be made against surrender of such Note at the office or agency of the Company maintained for such purpose pursuant to the Indenture at the Company’s option by check payable to or upon the written order of the Person entitled thereto or by wire transfer to an account of the Person entitled thereto as such account shall be provided to the Registrar for such Notes.  All amounts payable by the Company with respect to the Notes shall be in U.S. dollars.

(3)           Registrar and Paying Agent.  Initially, The Bank of New York Mellon Trust Company, N.A., a national banking association, not in its individual capacity but solely as trustee (the “Trustee”), will act as Paying Agent and Registrar for the Notes.  The Company may remove any Paying Agent or Registrar without notice to the Holders.

(4)           Indenture.  The Company issued the Notes under the Amended and Restated Indenture dated as of [•], 2012 (the “Indenture”), among the Company, United Air Lines, Inc., as Guarantor (the “Guarantor”) and the Trustee.  This Note is one of a duly authorized series of notes of the Company designated as its 6% Notes due 2028.  The Notes are limited in aggregate principal amount to $326,191,000.  Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein.  The terms of the Notes include those stated in the Indenture and made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture.  Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them.  To the extent any provision of these Notes limits, qualifies or conflicts with another provision which is required to be included in the Indenture by the TIA, the required provision shall control.  The Notes are general unsecured obligations of the Company.  Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

(5)           Optional Redemption/Change of Control Offers.

(a)           The Notes will be redeemable, at the Company’s option, at any time, in whole or in part, pursuant to the terms of the Indenture at a redemption price of 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to the redemption date, but without premium or penalty.  At least 30 days but not more than 60 days before a date for redemption of the Notes, the Company shall mail a notice of redemption by first-class mail to each Holder of Notes to be redeemed at such Holder’s registered address.

(b)                      Upon the occurrence of a Change of Control, each Holder will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of the Notes pursuant to a Change of Control Offer at a purchase price of 101% of the aggregate principal amount of the Notes repurchased, plus interest to the date of purchase.

(6)           Denominations; Transfer; Exchange.  The Notes shall be issuable in denominations of $1,000 or any integral multiple thereof.  Where Notes are presented to the Registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes, the Registrar shall register the transfer of or make the exchange if its requirements for such transactions are met.  No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted in the Indenture), but the Company may require the payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than with respect to exchanges of temporary securities, securities redeemed in part, or to amend the terms of a Note).  The Company and the Registrar need not register the transfer of or any exchange of any Notes or portions thereof selected, called or being called for redemption.

(7)           Persons Deemed Owners.  The  registered Holder of a Note shall be treated as the owner of it for all purposes.

(8)           Unclaimed Money.  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of principal of or interest on any Note and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust.  Thereafter, the Holder of such Note shall look only to the Company for payment thereof, and all liability of the Trustee and such Paying Agent with respect to such money, and all liability of the Company as trustee thereof, shall cease.

(9)           Satisfaction and Discharge Prior to Redemption or Maturity.  Subject to certain conditions, the Company may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee as trust funds in trust money or

Government Securities in an amount sufficient to pay the principal of, premium, if any, and interest on the Notes to redemption or Maturity.

(10)           Amendment; Supplement; Waiver.  Subject to certain exceptions, the provisions of the Indenture relating to the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding and any existing Default relating to the Notes may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding.  Without notice to or consent of any Holder, the Company, the Guarantor and the Trustee may amend the Indenture as it applies to any Notes or any of the other terms of such Notes to, among other things, cure any ambiguity or correct or supplement any provision contained in the Indenture or in any Notes which may be defective or inconsistent with any other provision contained therein.

(11)           Defaults and Remedies.  If an Event of Default with respect to the Notes occurs and is continuing (other than an Event of Default relating to certain bankruptcy and similar matters), the Trustee or the Holders of at least 25% in principal amount of Notes then outstanding may declare the principal amount of, and accrued and unpaid interest on, all the Notes to be due and payable immediately.  If an Event of Default relating to certain bankruptcy and similar matters occurs, the principal amount of, and accrued and unpaid interest on, all the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.  Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to the terms of the Indenture, the Trustee is not obligated to exercise any of its rights or powers under the Indenture unless the Holders have offered security or indemnity satisfactory to it.  The Indenture permits, subject to certain limitations therein provided, Holders of a majority in principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power conferred on the Trustee with respect to the Notes.  The Trustee may withhold from Holders of Notes notice of any continuing Default with respect to the Notes (except a Default in payment of principal, premium, if any, or accrued and unpaid interest with respect to the Notes) in accordance with the provisions of the Indenture if it determines that withholding notice is in the interest of the Holders.

(12)           Trustee Dealings With Company.  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

(13)           No Recourse Against Others.  A director, officer, employee or shareholder, as such, of the Company or the Guarantor shall not have any liability for any obligations of the Company or the Guarantor under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Note, each Holder waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

(14)           Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(15)           Governing Law.  The laws of the State of New York shall govern this Note and the Indenture, without regard to principles of conflicts of law.

(16)           Abbreviations and Defined Terms.  Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as:  TEN CON (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17)           CUSIP Numbers.  The Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes.  No representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice to Holders.  Reliance may be placed only on the other elements of identification printed on the Notes, and any such notice shall not be affected by any defect or omission of such CUSIP numbers.

The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture.  Requests may be made to United Continental Holdings, Inc., 77 W. Wacker Drive, Chicago, Illinois 60601, Attn: Treasurer.

ASSIGNMENT FORM

If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

(Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint                                                                      , agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.05 of the Indenture, check the box below:

☐ Section 4.05

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.05 of the Indenture, state the amount you elect to have purchased:

$_______________

Date:  _______________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:  _________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

EXHIBIT C
[FORM OF SERIES C SECURITY]

[INSERT GLOBAL NOTE LEGEND AS SPECIFIED IN SECTION 2.14,
IF APPLICABLE]

CUSIP No.: [             ]

UNITED CONTINENTAL HOLDINGS, INC.

8% NOTES DUE 2024

No.  [             ]

UNITED CONTINENTAL HOLDINGS, INC., a Delaware corporation (the “Company,” which term includes any successor entity), for value received promises to pay to [            ] or registered assigns, the principal sum of $[            ] Dollars, on July 15, 2024.

Interest Payment Dates: January 15 and July 15, beginning on July 15, 2013.

Record Dates: January 1 and July 1.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

UNITED CONTINENTAL HOLDINGS, INC.

By:
Name:
Title:

By:
Name:
Title:

Certificate of Authentication

This is one of the 8% Notes due 2024 referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Dated:  [            ]

(REVERSE OF SECURITY)

8% NOTES DUE 2024

(1)           Interest.  United Continental Holdings, Inc., a Delaware corporation (the “Company”), shall pay interest on the principal amount of this Note at a rate per annum of 8% (calculated on the basis of a 360-day year of twelve 30-day months), payable semi-annually in arrears, on each Interest Payment Date until the principal thereof has been paid in full, commencing on July 15, 2013, to the Person in whose name this Note is registered at the close of business on the Record Date next preceding such Interest Payment Date.  Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from [__].  The Company shall pay interest at a rate per annum of 9% (calculated on the basis of a 360-day year of twelve 30-day months) on any overdue principal of (and premium, if any, on) this Note and (to the extent enforceable under applicable law) on any overdue installment of interest thereon (without regard to any applicable grace period).

(2)           Terms of Payment.  Interest on the Notes which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name the Note is registered at the close of business on the Record Date next preceding such Interest Payment Date at the office or agency of the Company maintained for such purpose under the Indenture; provided, however, that each installment of interest on any Note may be paid at the Company’s option by mailing a check for such interest, payable to or upon the written order of the Person entitled thereto, to the address of such Person as it appears on the register for such Note or by wire transfer to an account of the Person entitled thereto as such account shall be provided to the Registrar for such Notes and shall appear on the applicable register.  Payments of principal of a Note shall be made against surrender of such Note at the office or agency of the Company maintained for such purpose pursuant to the Indenture at the Company’s option by check payable to or upon the written order of the Person entitled thereto or by wire transfer to an account of the Person entitled thereto as such account shall be provided to the Registrar for such Notes.  All amounts payable by the Company with respect to the Notes shall be in U.S. dollars.

(3)           Registrar and Paying Agent.  Initially, The Bank of New York Mellon Trust Company, N.A., a national banking association, not in its individual capacity but solely as trustee (the “Trustee”), will act as Paying Agent and Registrar for the Notes.  The Company may remove any Paying Agent or Registrar without notice to the Holders.

(4)           Indenture.  The Company issued the Notes under the Amended and Restated Indenture dated as of [•], 2012 (the “Indenture”), among the Company, United Air Lines, Inc., as Guarantor (the “Guarantor”) and the Trustee.  This Note is one of a duly authorized series of notes of the Company designated as its 8% Notes due 2024.  The Notes are limited in aggregate principal amount to $400,000,000.  Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein.  The terms of the Notes include those stated in the Indenture and made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture.  Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them.  To the extent any provision of these Notes limits, qualifies or conflicts with another provision which is required to be included in the Indenture by the TIA, the required provision shall control.  The Notes are general unsecured obligations of the Company.  Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

(5)           Optional Redemption/Change of Control Offers.

(a)           The Notes will be redeemable, at the Company’s option, at any time, in whole or in part, pursuant to the terms of the Indenture at a redemption price of 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to the redemption date, but without premium or penalty.  At least 30 days but not more than 60 days before a date for redemption of the Notes, the Company shall mail a notice of redemption by first-class mail to each Holder of Notes to be redeemed at such Holder’s registered address.

(b)                      Upon the occurrence of a Change of Control, each Holder will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of the Notes pursuant to a Change of Control Offer at a purchase price of 101% of the aggregate principal amount of the Notes repurchased, plus interest to the date of purchase.

(6)           Denominations; Transfer; Exchange.  The Notes shall be issuable in denominations of $1,000 or any integral multiple thereof.  Where Notes are presented to the Registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes, the Registrar shall register the transfer of or make the exchange if its requirements for such transactions are met.  No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted in the Indenture), but the Company may require the payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than with respect to exchanges of temporary securities, securities redeemed in part, or to amend the terms of a Note).  The Company and the Registrar need not register the transfer of or any exchange of any Notes or portions thereof selected, called or being called for redemption.

(7)           Persons Deemed Owners.  The  registered Holder of a Note shall be treated as the owner of it for all purposes.

(8)           Unclaimed Money.  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of principal of or interest on any Note and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust.  Thereafter, the Holder of such Note shall look only to the Company for payment thereof, and all liability of the Trustee and such Paying Agent with respect to such money, and all liability of the Company as trustee thereof, shall cease.

(9)           Satisfaction and Discharge Prior to Redemption or Maturity.  Subject to certain conditions, the Company may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee as trust funds in trust money or

Government Securities in an amount sufficient to pay the principal of, premium, if any, and interest on the Notes to redemption or Maturity.

(10)           Amendment; Supplement; Waiver.  Subject to certain exceptions, the provisions of the Indenture relating to the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding and any existing Default relating to the Notes may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding.  Without notice to or consent of any Holder, the Company, the Guarantor and the Trustee may amend the Indenture as it applies to any Notes or any of the other terms of such Notes to, among other things, cure any ambiguity or correct or supplement any provision contained in the Indenture or in any Notes which may be defective or inconsistent with any other provision contained therein.

(11)           Defaults and Remedies.  If an Event of Default with respect to the Notes occurs and is continuing (other than an Event of Default relating to certain bankruptcy and similar matters), the Trustee or the Holders of at least 25% in principal amount of Notes then outstanding may declare the principal amount of, and accrued and unpaid interest on, all the Notes to be due and payable immediately.  If an Event of Default relating to certain bankruptcy and similar matters occurs, the principal amount of, and accrued and unpaid interest on, all the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.  Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to the terms of the Indenture, the Trustee is not obligated to exercise any of its rights or powers under the Indenture unless the Holders have offered security or indemnity satisfactory to it.  The Indenture permits, subject to certain limitations therein provided, Holders of a majority in principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power conferred on the Trustee with respect to the Notes.  The Trustee may withhold from Holders of Notes notice of any continuing Default with respect to the Notes (except a Default in payment of principal, premium, if any, or accrued and unpaid interest with respect to the Notes) in accordance with the provisions of the Indenture if it determines that withholding notice is in the interest of the Holders.

(12)           Trustee Dealings With Company.  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

(13)           No Recourse Against Others.  A director, officer, employee or shareholder, as such, of the Company or the Guarantor shall not have any liability for any obligations of the Company or the Guarantor under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Note, each Holder waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

(14)           Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(15)           Governing Law.  The laws of the State of New York shall govern this Note and the Indenture, without regard to principles of conflicts of law.

(16)           Abbreviations and Defined Terms.  Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as:  TEN CON (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17)           CUSIP Numbers.  The Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes.  No representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice to Holders.  Reliance may be placed only on the other elements of identification printed on the Notes, and any such notice shall not be affected by any defect or omission of such CUSIP numbers.

The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture.  Requests may be made to United Continental Holdings, Inc., 77 W. Wacker Drive, Chicago, Illinois 60601, Attn: Treasurer.

ASSIGNMENT FORM

If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

(Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint                                                                      , agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.05 of the Indenture, check the box below:

☐ Section 4.05

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.05 of the Indenture, state the amount you elect to have purchased:

$_______________

Date:  _______________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:  _________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

EXHIBIT D

FORM OF NOTATION OF GUARANTEE

For value received, the Guarantor (which term includes any successor Person under the Indenture) has fully and unconditionally guaranteed, to the extent set forth in the Amended and Restated Indenture (the “Indenture”) among United Continental Holdings, Inc. (the “Company”), the Guarantor and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), (a) the due and punctual payment in full of the principal of and premium, if any, and interest (including, in the case of default, interest on principal and, to the extent permitted by applicable law, on overdue interest and including any additional interest required to be paid according to the terms of any such Note), if any, on the Notes, when and as the same shall become due and payable, whether at stated maturity, upon redemption, upon acceleration, upon tender for repayment at the option of any Holder or otherwise, according to the terms thereof and of the Indenture and all other obligations of the Company with respect to the Notes to the Holders or the Trustee under the Notes or the Indenture and (b) in case of the failure of the Company or any successor thereto punctually to pay in full any such principal, premium or interest, the Guarantor hereby agrees to cause any such payment to be made punctually in full when and as the same shall become due and payable, whether at stated maturity, upon redemption, upon declaration of  acceleration, or otherwise, as if such payment were made by the Company.  The obligations of the Guarantor to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.

UNITED AIR LINES, INC.

By:
Name:
Title:

D-1